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                                                                       EXHIBIT 2


                               AGREEMENT TO MERGE
                           AND PLAN OF REORGANIZATION


                            DATED AS OF APRIL 9, 2001

                                  BY AND AMONG

                                 MID-STATE BANK,

                              MID-STATE BANCSHARES,

                                   AMERICORP,

                                       AND

                            AMERICAN COMMERCIAL BANK

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                               AGREEMENT TO MERGE
                           AND PLAN OF REORGANIZATION

                  THIS AGREEMENT TO MERGE AND PLAN OF REORGANIZATION ("AGREEMENT") is entered into as of April 9, 2001, among Mid-State Bank, a banking company organized under the laws of California ("BANK"), being located in Arroyo Grande, California, Mid-State Bancshares, a corporation and registered bank holding company organized under the laws of California ("ACQUIROR") located in Arroyo Grande, California, Americorp, a corporation and registered bank holding company organized under the laws of California ("TARGET") located in Ventura, California, and American Commercial Bank, a banking company organized under the laws of California ("TARGET BANK"), located in Ventura, California.

                                R E C I T A L S:

         A. Bank is a wholly owned subsidiary of Acquiror and Target Bank is a wholly owned subsidiary of Target.

         B. Acquiror and Target believe that it would be in their respective best interests and in the best interests of their respective shareholders for (i) Target to merge with and into Acquiror (the "Merger"), (ii) for the shareholders of Target to become shareholders of Acquiror, and (iii) Target Bank to merge with and into Bank ("Bank Merger"), all in accordance with the terms set forth in this Agreement and applicable law.

         C. The respective Boards of Directors of Acquiror, Bank, Target and Target Bank have adopted by at least majority vote resolutions approving and authorizing the Merger, the Bank Merger, this Agreement and the transactions contemplated herein.

         D. Acquiror, Bank, Target and Target Bank desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

         E. Concurrently herewith, Acquiror and Target are entering into a stock option agreement (the "Stock Option Agreement"), to be dated the date hereof, whereby Target will grant to Acquiror the option to purchase up to 19.9% of the outstanding shares of Target's common stock upon the occurrence of certain events.

         F. It is the intention of the parties to this Agreement that the business combination contemplated hereby be accounted for under the "pooling of interests" accounting method and be


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created as a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                A G R E E M E N T

         IN CONSIDERATION of the premises and mutual covenants hereinafter contained, Bank, Acquiror, Target and Target Bank agree as follows:

ARTICLE 1

                         DEFINITIONS AND DETERMINATIONS

1.1 DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings set forth below:

         "Agreement of Merger" means the Agreement of Merger substantially in the form attached hereto as Exhibit A.

         "Agreement of Bank Merger" means the Agreement of Merger substantially in the form attached as Exhibit B.

         "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

         "Acquiror" shall have the meaning given such term in the introductory clause.

         "Acquiror Benefit Arrangement" means the Benefit Arrangements maintained or otherwise contributed to by Acquiror or Bank.

         "Acquiror Corporate Governance Changes" shall have the meaning given such term in Section 2.1(c).

         "Acquiror Property" shall have the meaning given such term in Section 3.10.

         "Acquiror Stock" means the common stock, no par value, of Acquiror.

         "Acquiror Stock Option" means any option issued pursuant to the Acquiror's Stock Option Plan.

         "Acquiror Stock Option Plan" means the Acquiror 1996 Stock Option Plan, as amended.

         "Average Closing Price" means the average of the daily closing price of a share of Acquiror's Stock reported over NASDAQ National Market during the twenty (20) consecutive


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trading days that Acquiror's Stock trades ending at the end of the fifth trading day immediately preceding the Effective Day.

         "Bank" shall have the meaning given such term in the introductory clause.

         "Bank Corporate Governance Changes" shall have the meaning given such term in Section 2.1(b).

         "Bank Merger" shall have the meaning given such term in the Recitals.

         "Bank Stock" means the common stock, no par value, of Bank.

         "Benefit Arrangement" means any plan or arrangement maintained or contributed to by a Party, including an "employee benefit plan" within the meaning of ERISA, (but exclusive of base salary and base wages) which provides for any form of current or deferred compensation, bonus, stock option, profit sharing, benefit, retirement, incentive, group health or insurance, welfare or similar plan or arrangement for the benefit of any employee, officer or director or class of employee, officer or director, whether active or retired, of a Party.

         "BHC Act" means the Bank Holding Company Act of 1956, as amended.

         "Business Day" means any day other than a Saturday, Sunday or day on which commercial banks in California are authorized or required to be closed.

         "Certificates" shall have the meaning given such term in
Section 2.5(b).

         "CFC" means the California Financial Code.

         "CGCL" means the California General Corporation Law.

         "Change in Control" shall mean (x) a merger or consolidation, or any similar transaction, involving Acquiror or Bank in which Acquiror or Bank, as the case may be, is not the surviving corporation, (y) a purchase, lease or other acquisition of all or substantially all of the assets of or assumption of all or substantially all the deposits of Acquiror or Bank or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 51% or more of the voting power of Acquiror.

         "Charter Documents" means, with respect to any business organization, any certificate or articles of incorporation and any bylaws, each as amended to date, that regulate the basic organization of the business organization and its internal relations.

         "Closing" means the consummation of the Merger on the Effective Day at the main office of Target Bank or at such other place as may be agreed upon by the Parties.


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         "Code" means the United States Internal Revenue Code of 1986, as amended, and all regulations thereunder.

         "Commissioner" means the Commissioner of Financial Institutions, State of California.

         "Competing Transaction" shall have the meaning given such term in
Section 6.12.

         "Confidential Information" means all information exchanged heretofore or hereafter between Target, and Target Bank, their affiliates and agents, on the one hand, and Acquiror and Bank, their affiliates and agents, on the other hand, which is information related to the business, financial position or operations of the Person responsible for furnishing the information or an Affiliate of such Person (such information to include, by way of example only and not of limitation, client lists, company manuals, internal memoranda, strategic plans, budgets, forecasts/ projections, computer models, marketing plans, files relating to loans originated by such Person, loans and loan participation purchased by such Person from others, investments, deposits, leases, contracts, employment records, minutes of board of directors meetings (and committees thereof) and stockholder meetings, legal proceedings, reports of examination by any Governmental Entity, and such other records or documents such Person may supply to the other Party pursuant to the terms of this Agreement or as contemplated hereby). Notwithstanding the foregoing, "Confidential Information" shall not include any information that (i) at the time of disclosure or thereafter is generally available to and known by the public (other than as a result of a disclosure directly or indirectly by the recipients or any of their officers, directors, employees or other representatives or agents), (ii) was available to the recipients on a nonconfidential basis from a source other than Persons responsible for furnishing the information, PROVIDED that such source is not and was not bound by a confidentiality agreement with respect to the information, or (iii) has been independently acquired or developed by the recipients without violating any obligations under this Agreement.

         "Consents" means every required consent, approval, absence of disapproval, waiver or authorization from, or notice to, or registration or filing with, any Person.

         "Disclosure Letter" means a disclosure letter from the Party making the disclosure and delivered to the other Party.

         "DPC Property" means voting securities, other personal property and real property acquired by foreclosure or otherwise, in the ordinary course of collecting a debt previously contracted for in good faith, retained with the object of sale for any applicable statutory holding period, and recorded in the holder's business records as such.

         "Effective Day" means the day on which the Effective Time occurs.

         "Effective Time" shall have the meaning given such term in Section 2.2.

         "Employment Agreement" shall have the meaning given such term in
Section 4.18(d).


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         "Encumbrances" means any option, pledge, security interest, lien, charge, encumbrance, mortgage, assessment, claim or restriction (whether on voting, disposition or otherwise), whether imposed by agreement, understanding, law or otherwise.

         "Environmental Laws" shall have the meaning given such term in Section 3.10.

         "Equity Securities" means capital stock or any options, rights, warrants or other rights to subscribe for or purchase capital stock, or any plans, contracts or commitments that are exercisable in such capital stock or that provide for the issuance of, or grant the right to acquire, or are convertible into, or exchangeable for, such capital stock.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all regulations thereunder.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exchange Agent" means ChaseMellon Shareholder Services or such other financial institution appointed by Acquiror to reflect the exchange contemplated by Section 2.5 hereof.

         "Exchange Fund" shall have the meaning given such term in Section 2.5.

         "Exchange Ratio" means the number of shares of Acquiror Stock into which a share of Target Stock shall be converted which shall be equal to the amount (to the nearest ten thousandth) as set forth herein below:

                  (i) If the Average Closing Price is not less than $15.15 and is not more than $17.61, the Exchange Ratio shall be calculated by dividing $28.75 by the Average Closing Price;

                  (ii) If the Average Closing Price is more than $17.61, but not more than $18.42, the Exchange Ratio shall be 1.6335;

                  (iii) If the Average Closing Price is more than $18.42, the Exchange Ratio shall be calculated by dividing $30.09 by the Average Closing Price; provided, however, that if Acquiror shall have entered into a definitive agreement for a Change of Control (which definitive agreement shall not have terminated at the Effective Time) and the Average Closing Price is more than $18.42, the Exchange Ratio shall be 1.6335;

                  (iv) If the Average Closing Price is less than $15.15 but not less than $14.33, the Exchange Ratio shall be 1.8977;

                  (v) If the Average Closing Price is less than $14.33, the Exchange Ratio shall be calculated by dividing $27.19 by the Average Closing Price subject to Acquiror's right to terminate the Agreement as set forth in
Section 10.1(g).


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         The Exchange Ratio shall be adjusted for any Litigation Expenses incurred in resolving the Litigation Contingencies if the total amount of Litigation Expenses is in excess of $250,000; provided, however, that the amount of Litigation Expenses shall be reduced by the amount of any insurance proceeds actually received or certain, in the reasonable judgment of Acquiror and Target Bank, to be received from an insurer of Target or Target Bank. "Litigation Expenses" includes the pre-tax amounts of each and every cost and expense incurred by Target or Target Bank from the date hereof until the Effective Time in connection with the resolution or final disposition of the Litigation Contingencies, including the amounts of any judgments, damages of all kinds, settlements, legal fees, court costs, costs of mediators, arbitrators and experts, reimbursements to third parties (including any insurer of Target or Target Bank) and all other expenses of or relating to the Litigation Contingencies. To the extent that an item related to a Litigation Expense shall have already been booked and expensed by Target and Target Bank as of the date hereof, no further adjustment shall be made as a result thereof. In the event of an adjustment to the Exchange Ratio resulting from Litigation Expenses, the Exchange Ratio shall be calculated (to the nearest ten thousandth) according to the following:

                  (V) If the Average Closing Price is not less than $15.15 and is not more than $17.61, the Exchange Ratio shall be calculated according to the following formula:

                                   $28.75 - X
                                   ----------
                             Average Closing Price;

                  (W) If the Average Closing Price is more than $17.61, but not more than $18.42, the Exchange Ratio shall be calculated according to the following formula;

                                   $28.75 - X
                                   ----------
                                     $17.61

                  (X) If the Average Closing Price is more than $18.42, the Exchange Ratio shall be calculated according to the following formula:

                                   $30.09 - X
                                   ----------
                              Average Closing Price

provided, however, that if Acquiror shall have entered into a definitive agreement for a Change of Control (which definitive agreement shall not have terminated at the Effective Time) and the Average Closing Price is more than $18.42, the Exchange Ratio shall be as calculated in (W), above;

                  (Y) If the Average Closing Price is less than $15.15 but not less than $14.33, the Exchange Ratio shall be calculated according to the following formula;

                                   $28.15 - X
                                   ----------
                                     $15.15


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                  (Z) If the Average Closing Price is less than $14.33, the
Exchange Ratio shall be calculated according to the following formula:

                                   $27.19 - X
                                   ----------
                              Average Closing Price

subject to Acquiror's right to terminate the Agreement as set forth in Section 10.1(g).

In each of the foregoing, "x" represents the dollar amount of Litigation Expenses in excess of $250,000 divided by the outstanding shares of Target Stock (determined as of the day on which the Average Closing Price is determined.

         "Expenses" shall have the meaning given such term in Section 11.1.

         "Executive Officer" means with respect to any company a natural Person who participates or has the authority to participate (other than solely in the capacity of a director) in major policy making functions of the company, whether or not such Person has a title or is serving with salary or compensation.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Statements of Acquiror" means the audited consolidated financial statements and notes thereto of Acquiror and the related opinions thereon for the years ended December 31, 1998, 1999 and 2000.

         "Financial Statements of Target" means the audited consolidated financial statements and notes thereto of Target and the related opinions thereon for the years ended December 31, 1998, 1999 and 2000.

         "FRB" shall mean the Board of Governors of the Federal Reserve System.

         "GAAP" means generally accepted accounting principles.

         "Governmental Entity" means any court or tribunal in any jurisdiction or any United States federal, state, district, domestic, or other administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

         "Hazardous Materials" shall have the meaning given such term in
Section 3.10.

         "Immediate Family" shall mean a Person's spouse, parents, in-laws, children and siblings.

         "IRS" shall mean the Internal Revenue Service.


                                       7

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         "Investment Securities" means any equity security or debt security as defined in Statement of Financial Accounting Standard No. 115.

         "Litigation Contingencies" means the unresolved litigation matters set forth on Target's and Target Bank's Disclosure Letter in response to
Section 4.9.

         "Litigation Expenses" shall have the meaning given such term in the definition of "Exchange Ratio."

         "Merger" shall have the meaning given such term in the Recitals.

         "Operating Loss" shall have the meaning given such term in Section
4.24.

         "Party" means any of Acquiror, Bank, Target or Target Bank.

         "Permit" means any United States federal, foreign, state, local or other license, permit, franchise, certificate of authority, order of approval necessary or appropriate under applicable Rules.

         "Person" means any natural person, corporation, trust, association, unincorporated body, partnership, joint venture, Governmental Entity, statutorily or regulatory sanctioned unit or any other person or organization.

         "Proxy Statement" means the proxy statement that is included as part of the S-4 and used to solicit proxies for the Target Shareholders' Meeting and to offer and sell the shares of Acquiror Stock to be issued in connection with the Merger.

         "Related Group of Persons" means Affiliates, members of an Immediate Family or Persons the obligation of whom would be attributed to another Person pursuant to the regulations promulgated by the SEC.

         "Rule" means any statute or law or any judgment, decree, injunction, order, regulation or rule of any Governmental Entity.

         "S-4" means the registration statement on Form S-4, and such amendments thereto, that is filed with the SEC to register the shares of Acquiror Stock to be issued in the Merger under the Securities Act and includes the Proxy Statement which will be used to solicit proxies for the Target Shareholders' Meeting.

         "SEC" means the Securities and Exchange Commission.

         "SEC Reports" mean all reports filed by a Party hereto pursuant to the Exchange Act with the SEC or other Governmental Entity.

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         "Securities Act" means the Securities Act of 1933, as amended.

         "Stock Option Agreement" shall have the meaning given such term in the Recitals and in the certain Stock Option Agreement entered into by the Parties concurrently with this Agreement.

         "Surviving Bank" means the Bank as the California state-chartered bank surviving the Bank Merger of Target Bank with and into Bank.

         "Tank" shall have the meaning given such term in Section 3.10.

         "Third Party Consent" shall have the meaning given such term in subsection (b) of Section 5.7.

         "Target" shall have the meaning given such term in the introductory clause.

         "Target Bank" shall have the meaning given such term in the introductory clause.

         "Target Bank Stock" means the common stock, $1.25 par value of Target Bank.

         "Target Benefit Arrangement" shall have the meaning given such term in Section 4.18.

         "Target's Directors Agreement" shall mean an agreement, substantially in the form attached as Exhibit 2.6.

         "Target Dissenting Shares" means shares of Target Stock held by "dissenting shareholders" within the meaning of Chapter 13 of the CGCL.

         "Target Perfected Dissenting Shares" means Dissenting Shares which the holders thereof have not withdrawn or caused to lose their status as Target Dissenting Shares.

         "Target Property" shall have the meaning given such term in Section
4.25.

         "Target Scheduled Contracts" shall have the meaning given such term in Section 4.30.

         "Target Shareholders' Meeting" shall have the meaning given such term in Section 6.6.

         "Target Stock" means the common stock, $0.50 par value, of Target.

         "Target Stock Options" shall have the meaning given such term in
Section 4.2.

         "Target Stock Option Plan" means Target's 1994 and 1998 stock option plans.

         "To the knowledge" shall have the meaning given such term in Section 11.13.
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                                    ARTICLE 2
                 CONSUMMATION OF THE MERGER AND THE BANK MERGER

         2.1      THE MERGER; THE BANK MERGER; PLAN OF REORGANIZATION.

         (a) Subject to the terms and conditions of this Agreement and the Agreement of Merger, at the Effective Time, Target shall merge with and into Acquiror in accordance with the procedures specified in the CGCL with Acquiror as the survivor. Simultaneous with the Effective Time, pursuant to the Agreement of Bank Merger to be executed by Bank and Target Bank, Target Bank will be merged into Bank in accordance with the procedures specified in the CFC. Bank will be the Surviving Bank in the Bank Merger.

         (b) The Charter Documents of Bank as in effect immediately prior to the Effective Time shall continue in effect after the Bank Merger until thereafter amended in accordance with applicable law and the members of the Board of Directors and the Executive Officers of Bank immediately prior to the Bank Merger shall continue in their respective positions after the Bank Merger and be the Board of Directors and Executive Officers of the Surviving Bank; except that Bank shall have taken prior to the Effective Time all necessary steps so that at the Effective Time (i) the number of authorized directors of Bank shall be expanded by one and (ii) one of the current directors of Target (who shall be mutually selected by Acquiror and Target) shall be added to the Board of Directors of Bank and shall serve until the earlier of his resignation or removal or until his successor is duly elected and qualified (clause (i) and (ii) being hereinafter collectively referred to as the "Bank Corporate Governance Changes").

         (c) The Charter Document of Acquiror as in effect immediately prior to the Effective Time shall continue in effect after the Merger until thereafter amended in accordance with applicable law, the members of the Board of Directors and the Executive Officers of Acquiror immediately prior to the Merger shall continue in their respective positions after the Merger and be the Board of Directors and Executive Officers of Acquiror and the operations of Acquiror shall continue in effect after the Merger; except that Acquiror shall have taken prior to the Effective Time all necessary steps so that at the Effective Time (i) the number of authorized directors of Acquiror shall be expanded by one and (ii) one of the current directors of Target (who shall be mutually selected by Acquiror and Target) shall be added to the Board of Directors of Acquiror and shall serve until the earlier of his resignation or removal or until his respective successor is duly elected and qualified (clauses (i) and (ii) being hereinafter collectively referred to as the "Acquiror Corporate Governance Changes").

         (d) At the Effective Time, the corporate existence of Target shall be merged and continued in Acquiror. All assets, rights, franchises, titles and interests of Target and Acquiror, in and to every type of property (real, personal and mixed, including all the right, title and interest to Target's and Target Bank's names, trade names, service marks and the like) and chooses in action shall be transferred to and vested in Acquiror by virtue of the Merger without

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

any deed or other transfer, and Acquiror, without any order or action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests in the same manner and to the same extent that such rights, franchises and interests were held by Target and Acquiror at the Effective Time. At the Effective Time, Acquiror shall be liable for all liabilities of Target and Acquiror and all debts, liabilities, obligations and contracts of Target and Acquiror, matured or unmatured, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts or records of Target and Acquiror, shall be those of Acquiror; and all rights of creditors or other obligees and all liens on property of Target and Acquiror shall be preserved unimpaired.

         (e) At the effective time of the Bank Merger, the corporate existence of Target Bank shall be merged and continued in Bank under Bank's certificate of authority. All assets, rights, franchises, titles and interests of Target Bank and Bank, in and to every type of property (real, personal and mixed, including all the right, title and interest to Target Bank's names, trade names, service marks and the like) and chooses in action shall be transferred to and vested in Bank by virtue of the Bank Merger without any deed or other transfer, and Bank, without order or action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises and interests in the same manner and to the same extent that such rights, franchises and interests were held by Target Bank and Bank at the effective time of the Bank Merger. At the effective time of the Bank Merger, Bank shall be liable for all liabilities of Target Bank and Bank, matured or unmatured, whether debts, liabilities, obligations and contracts of Target Bank and Bank, whether accrued, absolute, contingent or otherwise, and whether or not reflected or reserved against on balance sheets, books of accounts or records of Target Bank and Bank, shall be those of Bank; and all rights of creditors or other obligees and all liens on property of Target Bank and Bank shall be preserved unimpaired.

         2.2 EFFECTIVE TIME. The Closing shall take place as soon as practicable following (i) the satisfaction or waiver of the conditions set forth in Sections 8.1, 8.2 and 8.3, (ii) receipt of approval of all required Governmental Entities for the Merger and the Bank Merger, (iii) the expiration of all required waiting periods, and (iv) the expiration of the 30 day period following the mailing by Target to its shareholders of a notice of approval of the Merger by the outstanding shares pursuant to Section 1301 of the CGCL, or such other time and date as to which the Parties may agree. The Merger shall be effective upon the filing by the California Secretary of State of the Agreement of Merger as specified in the CGCL. Such time is referred to herein as the "Effective Time."

         2.3 CONVERSION OF SHARES. At the Effective Time and pursuant to the Agreement of Merger:

                  (a)      Subject to the exceptions and limitations in
Section 2.4, each outstanding share of Target Stock shall, without any further action on the part of Target or the holders of any of such shares, be converted into shares of Acquiror Stock in accordance with the Exchange Ratio.

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                  (b)      Each outstanding share of Acquiror Stock shall
remain outstanding and shall not be converted or otherwise affected by the Merger.

         2.4 CERTAIN EXCEPTIONS AND LIMITATIONS. (A) Any shares of Target Stock held by Acquiror or any subsidiary of Acquiror (other than shares held in a fiduciary capacity or as DPC Property) will be canceled at the Effective Time; (B) Target Perfected Dissenting Shares shall not be converted into shares of Acquiror Stock, but shall, after the Effective Time, be entitled only to such rights as are granted them by Chapter 13 of the CGCL (each dissenting shareholder who is entitled to payment for his shares of Target Stock shall receive such payment in an amount as determined pursuant to Chapter 13 of CGCL), and (C) no fractional shares of Acquiror Stock shall be issued in the Merger and, in lieu thereof, each holder of Target Stock who would otherwise be entitled to receive a fractional share shall receive an amount in cash equal to the product (calculated to the nearest hundredth) obtained by multiplying such fractional share interest by the Average Closing Price.

         2.5      EXCHANGE PROCEDURES.

         (a) As of the Effective Time, Acquiror shall have deposited with the Exchange Agent for the benefit of the holders of shares of Target Stock, for exchange in accordance with this Section 2.5 through the Exchange Agent, certificates representing the shares of Acquiror Stock issuable pursuant to Section 2.3 in exchange for shares of Target Stock outstanding immediately prior to the Effective Time, and funds in an amount not less than the amount of cash payable in lieu of fractional shares of Acquiror Stock which would otherwise be payable in connection with Section 2.3 hereof, but for the operation of Section 2.4 of this Agreement (collectively, the "Exchange Fund").

         (b) Acquiror shall direct the Exchange Agent to mail promptly after the Effective Time, to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Target Stock (the "Certificates") whose shares were converted into the right to receive shares of Acquiror Stock pursuant to
Section 2.3 hereof: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent), and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Stock. Upon surrendering of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Acquiror, together with such letters of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor that amount of cash and a certificate representing that number of whole shares of Acquiror Stock which such holder has the right to receive pursuant to the provisions of Sections
2.3 and 2.4 hereof, and the Certificate so surrendered shall forthwith be canceled. In the event a Certificate is surrendered representing Target Stock, the transfer of ownership which is not registered in the transfer records of Target, a certificate representing the proper number of shares of Acquiror Stock may be issued to a transferee if the Certificate representing such Target Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.5 and except as provided in subsection (g) hereof, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Acquiror Stock and cash in lieu of any fractional shares of stock as contemplated by this Section 2.5. Notwithstanding anything to the contrary set forth herein, if any holder of shares of Target should be unable to surrender the Certificates for such shares, because they have been lost or destroyed, such holder may deliver in lieu thereof, in the discretion of Acquiror, such bond in form and substance and with surety reasonably satisfactory to Acquiror and shall be entitled to receive the certificate representing the proper number of shares of Acquiror Stock and cash in lieu of fractional shares in accordance with Sections 2.3 and 2.4 hereof.

         (c) No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.4 until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Stock issued in exchange thereof, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Acquiror Stock to which such holder is entitled pursuant to Section 2.4 and the amount of dividends or other distribution with a record date after the Effective Time theretofore paid with respect to such whole shares of Acquiror Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Acquiror Stock.

         (d) All shares of Acquiror Stock issued upon the surrender for exchange of Target Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.4) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Stock, and there shall be no further registration of transfers on the stock transfer books of Target or Acquiror of the shares of Target Stock which were outstanding immediately prior to the Effective Time. If after the Effective Time, Certificates are presented to Acquiror for any reason, they shall be canceled and exchanged as provided in this Agreement.

         (e) Any portion of the Exchange Fund which remains undistributed to the shareholders of Target following the passage of six months after the Effective Time shall be delivered to Acquiror, upon demand, and any shareholders of Target who have not theretofore complied with this
Section 2.5 shall thereafter look only to Acquiror for payment of their claim for Acquiror Stock, any cash in lieu of fractional shares of Acquiror Stock and any dividends or distributions with respect to Acquiror Stock.

         (f) Neither Acquiror nor Target shall be liable to any holder of shares of Target Stock for such shares (or dividends or distributions with respect thereto) or cash from the Exchange

Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         (g) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Acquiror Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Acquiror Stock for the account of the Persons entitled thereto. Former shareholders of record of Target shall be entitled to vote after the Effective Time at any meeting of Acquiror shareholders the number of whole shares of Acquiror Stock into which their respective shares of Target Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Acquiror Stock in accordance with the provisions of this Agreement.

         2.6 DIRECTORS' AGREEMENTS. Concurrently with the execution of this Agreement, Target shall cause each of its respective directors to enter into a Target's Directors' Agreement.

                                    ARTICLE 3
              REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND BANK

         Acquiror and Bank represent and warrant to Target and Target Bank as follows:

         3.1 INCORPORATION, STANDING AND POWER. Acquiror has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and is registered as a bank holding company under the BHC Act. Bank has been duly incorporated and is validly existing as a banking company under the laws of California and is authorized by the Commissioner to conduct a general banking business with trust powers. Bank's deposits are insured by the FDIC in the manner and to the extent provided by law. Acquiror and Bank have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted. Neither the scope of the business of Acquiror or Bank nor the location of any of their respective properties requires that Acquiror or Bank be licensed to do business in any jurisdiction other than in California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of Acquiror on a consolidated basis.

         3.2 CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Acquiror consists of 50,000,000 shares of Acquiror Stock, of which 10,957,940 shares are outstanding and 25,000,000 shares of Preferred Stock, of which no shares are outstanding. As of the date of this Agreement, the authorized capital stock of Bank consists of 10,125,000 shares of Bank Stock, of which 100 shares are outstanding and are owned by Acquiror without Encumbrance. All the outstanding shares of Acquiror Stock and Bank Stock are duly authorized, validly issued, fully paid, nonassessable and without preemptive rights. Except for Acquiror Stock Options covering shares of Acquiror Stock granted pursuant to the Acquiror Stock Option

Plan and except as set forth in Acquiror's Disclosure Letter, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Acquiror Stock or Bank Stock or any other securities convertible into such stock, and neither Acquiror nor Bank is obligated to issue any additional shares of its capital stock or any options, warrants or other rights in or with respect to the unissued shares of its capital stock or any other securities convertible into such stock.

         3.3 SUBSIDIARIES. Except as set forth in Acquiror's Disclosure Letter, neither Acquiror nor Bank own, directly or indirectly, any outstanding stock, Equity Securities or other voting interest in any corporation, partnership, joint venture or other entity or Person, other than DPC Property.

         3.4 FINANCIAL STATEMENTS. Acquiror has previously furnished to Target a copy of the Financial Statements of Acquiror. The Financial Statements of Acquiror: (a) present fairly the consolidated financial condition of Acquiror as of the respective dates indicated and its consolidated results of operations and cash flow for the respective periods indicated; and (b) have been prepared in accordance with GAAP. The audits of Acquiror have been conducted in accordance with generally accepted auditing standards. The books and records of Acquiror and Bank are being maintained in material compliance with applicable legal and accounting requirements. Except to the extent (i) reflected in the Financial Statements of Acquiror and (ii) of liabilities incurred since December 31, 2000 in the ordinary course of business and consistent with past practice, neither Acquiror nor Bank has any liabilities, whether absolute, accrued, contingent or otherwise.

         3.5 AUTHORITY OF ACQUIROR AND BANK. The execution and delivery by Acquiror and Bank of this Agreement and, subject to the requisite approval of Acquiror as the sole shareholder of Bank, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Acquiror and Bank, and this Agreement is a valid and binding obligation of Acquiror and Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). Except as set forth in Acquiror's Disclosure Letter, neither the execution and delivery by Acquiror and Bank of this Agreement, the consummation of the Merger, the Bank Merger or the transactions contemplated herein, nor compliance by Acquiror and Bank with any of the provisions hereof, will: (a) violate any provision of their respective Charter Documents; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, Encumbrances or other instrument or obligation to which Acquiror or Bank is a party, or by which Acquiror or Bank or any of their respective properties or assets is bound, if in any such circumstances, such event could have consequences materially adverse to Acquiror on a consolidated basis; or (c) violate any Rule applicable to Acquiror or Bank or any of their respective properties or assets. No
                                       15

Consent of any Governmental Entity having jurisdiction over any aspect of the business or assets of Acquiror or Bank, and no Consent of any Person, is required in connection with the execution and delivery by Acquiror and Bank of this Agreement or the consummation by Acquiror and Bank of the Merger, the Bank Merger and the transactions contemplated hereby, except (i) the approval of this Agreement and the transactions contemplated hereby by Acquiror as the sole shareholder of Bank; (ii) such approvals or notices as may be required by the FRB, the Commissioner and the FDIC; (iii) the declaring effective of the S-4 by the SEC and the approvals of all necessary blue sky administrators; and (iv) as otherwise set forth in Acquiror's Disclosure Letter.

         3.6 LITIGATION. To the knowledge of Acquiror and Bank, neither Acquiror nor Bank is a party to any pending or, to the knowledge of any of the officers, threatened legal, administrative or other claim, action, suit, investigation, arbitration or proceeding challenging the validity or propriety of any of the transactions contemplated by this Agreement.

         3.7 COMPLIANCE WITH LAWS AND REGULATIONS. Except as set forth in Acquiror's Disclosure Letter, neither Acquiror nor Bank is in default under or in breach of any provision of its Charter Documents or any Rule promulgated by any Governmental Entity having authority over it, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of Acquiror or Bank.

         3.8 BROKERS AND FINDERS. Except as provided in Acquiror's Disclosure Letter with copies of any such agreements attached, neither Acquiror nor Bank is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

         3.9 ABSENCE OF MATERIAL CHANGE. Since December 31, 2000, the businesses of Acquiror and Bank have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and, except as set forth in Acquiror's Disclosure Letter, there has not occurred since December 31, 2000 any event that has had or may reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of Acquiror or Bank.

         3.10 ENVIRONMENTAL MATTERS. Except as set forth in Acquiror's Disclosure Letter, to the knowledge of Acquiror and Bank, (i) each of Acquiror and Bank is in compliance with all Environmental Laws; (ii) there are no Tanks on or about Acquiror Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from Acquiror Property; (iv) neither Acquiror nor Bank has loans outstanding secured by real property that is not in compliance with Environmental Laws or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action , suit, or proceeding or notice thereof before any Governmental Entity pending against Acquiror or Bank or concerning property securing

Acquiror and Bank loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Acquiror Property or property securing Acquiror or Bank loans, relating to the foregoing representations (i) - (iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of Acquiror or Bank. For purposes of this Agreement, the term "Environmental Laws" shall mean all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items of all Governmental Entities and all applicable judicial, administrative, and regulatory decrees, judgments, and orders relating to the protection of human health or the environment, including, without limitation: all requirements, including, but not limited to those pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of chemical substances, pollutants, contaminates, or hazardous or toxic substances, materials, or wastes, whether solid, liquid, or gaseous in nature and all requirements pertaining to the protection of the health and safety of employees or the public. "Acquiror Property" shall mean real estate currently owned, leased, or otherwise used by Acquiror or Bank, or in which Acquiror or Bank has an investment or security interest by mortgage, deed of trust, sale and lease-back or otherwise, including without limitation, properties under foreclosure and properties held by Acquiror or Bank in its capacity as a trustee or otherwise. "Tank" shall mean treatment or storage tanks, sumps, or water, gas or oil wells and associated piping transportation devices. "Hazardous Materials" shall mean any substance the presence of which requires investigation or remediation under any federal, state, or local statute, regulation, ordinance, order, action, policy or common law, or which is or becomes defined as a hazardous waste, hazardous substance, hazardous material, used oil, pollutant or contaminant under any federal, state or local statute, regulation, rule or ordinance or amendments thereto including without limitation, the Comprehensive Environmental Response; Compensation and Liability Act (42 U.S.C. Section 9601, ET SEQ.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, ET SEQ.); the Clean Air Act, as amended (42 U.S.C. Section 7401, ET SEQ.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251, ET SEQ.); the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, ET SEQ.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section
65); the Emergency Planning and Community Right-to-Know Act of 1986 (42 U.S.C. Section 11001, ET SEQ.); the Mine Safety and Health Act of 1977, as amended (30 U.S.C. Section 801, ET SEQ.); the Safe Drinking Water Act (42 U.S.C. Section 300f, ET SEQ.); and all comparable state and local laws, including without limitation, the Carpenter-Presley-Tanner Hazardous Substance Account Act (State Superfund), the Porter-Cologne Water Quality Control Action, Section 25140, 25501(j) and (k); 25501.1.25281 and 25250.1 of
the California HEALTH AND SAFETY CODE and/or Article I of Title 22 of the California CODE OF REGULATIONS, Division 4, Chapter 30; laws of other jurisdictions or orders and regulations; or the presence of which causes or threatens to cause a nuisance, trespass or other common law tort upon real property or adjacent properties or poses or threatens to pose a hazard to the health or safety of persons or without limitation, which contains gasoline, diesel fuel or other petroleum hydrocarbons; polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde foam insulation.

         3.11 COMMUNITY REINVESTMENT ACT. Bank received a rating of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Neither Acquiror nor Bank has been advised of any concerns regarding compliance with the Community Reinvestment Act by any Governmental Entity or by any other Person.

         3.12 POOLING OF INTERESTS. It is intended that the Merger be accounted for on a pooling of interests basis, and, except as disclosed in the Acquiror's Disclosure Letter, no event has occurred to the knowledge of Acquiror or Bank or is reasonably foreseeable (including any transaction contemplated by this Agreement) that could alter such treatment.

         3.13 SEC REPORTS. As of the respective dates, since December 31, 1997, none of Acquiror's SEC Reports contained at the time of filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstance under which they were made, not misleading.

         3.14 TRUST ADMINISTRATION. Acquiror and Bank did not exercise trust powers, including, but not limited to, trust administration, prior to January 1, 2001 and have not exercised such trust powers for a period of at least 3 years prior to said; provided, however, Bank was granted authority to exercise trust powers by the Commissioner and the FDIC. Bank commenced the exercise of trust power on or about January 1, 2001. The term "trusts" as used in this Section
3.14 includes (i) any and all common law or other trusts between an individual, corporation or other entities and Acquiror or Bank, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, charitable trust indentures; (ii) any and all decedents' estates where Acquiror or Bank are serving or have served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where Acquiror or Bank are serving or have served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which Acquiror or Bank are serving or have served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

         3.15 REGULATORY APPROVALS. To the knowledge of Acquiror and Bank, except as described in Acquiror's Disclosure Letter, Acquiror and Bank have no reason to believe that they would not receive all required approvals from any Governmental Entity of any application to consummate the transactions contemplated by this Agreement without the imposition of a materially burdensome condition in connection with the approval of any such application.

         3.16 PERFORMANCE OF OBLIGATIONS. Acquiror and Bank has each performed all of the obligations required to be performed by it to date and is not in material default under or in breach of any term or provision of any material contract, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach. To Acquiror's and Bank's knowledge, no party with whom either has an agreement that is material to its business is in default thereunder.

         3.17 LICENSES AND PERMITS. Each of Acquiror and Bank has all licenses and permits that are necessary for the conduct of its businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Acquiror. The properties and operations of Acquiror and Bank are and have been maintained and conducted, in all material respects, in compliance with all applicable Rules.

         3.18 UNDISCLOSED LIABILITIES. Except as set forth in Acquiror's Disclosure Letter neither Acquiror nor Bank has any liabilities or obligations, either accrued or contingent, that are material to it and that have not been:(a) reflected or disclosed in the Financial Statements of Acquiror or (b) incurred subsequent to December 31, 2000 in the ordinary course of business. Neither Acquiror nor Bank knows of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any Governmental Entity) that is likely to result in or cause a material adverse change in the business, financial condition or results of operations of Acquiror that is not fairly reflected in the Financial Statements of Acquiror or otherwise disclosed in this Agreement.

         3.19 ACCOUNTING RECORDS. Each of Acquiror and Bank maintains accounting records which fairly and validly reflect, in all material respects, its transactions and accounting controls sufficient to provide reasonable assurances that such transactions are (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP. Such records, to the extent they contain material information pertaining to Acquiror or Bank which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

                                    ARTICLE 4
                        REPRESENTATIONS AND WARRANTIES OF
                             TARGET AND TARGET BANK

         Target and Target Bank represent and warrant to Acquiror and Bank as follows:

         4.1 INCORPORATION, STANDING AND POWER. Target has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of California and is registered as a bank holding company under the BHC Act. Target Bank has been duly incorporated and is validly existing as a banking company under the laws of California and is authorized by the Commissioner to conduct a general banking business. Target Bank's deposits are insured by the FDIC in the manner and to the extent provided by law. Target and Target

Bank have all requisite corporate power and authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as presently conducted. Neither the scope of the business of Target or Target Bank nor the location of any of their respective properties requires that Target or Target Bank be licensed to do business in any jurisdiction other than in California where the failure to be so licensed would, individually or in the aggregate, have a materially adverse effect on the financial condition, results of operation or business of Target on a consolidated basis.

         4.2 CAPITALIZATION. As of the date of this Agreement, (i) the authorized capital stock of Target consists of 5,000,000 shares of Target Stock, of which 2,106,934 shares are outstanding, and (ii) there are options outstanding to purchase 332,494 shares at an average exercise price of $18.03 ("Target Stock Options"). As of the date of this Agreement, the authorized capital stock of Target Bank consists of 720,000 shares of Target Bank Stock, of which 523,200 shares are outstanding and are owned by Target without Encumbrance. All the outstanding shares of Target Stock and Target Bank Stock are duly authorized, validly issued, fully paid, nonassessable and without preemptive rights. Except for Target Stock Options covering shares of Target Stock granted pursuant to the Target Stock Option Plan and except as set forth in Target's Disclosure Letter, there are no outstanding options, warrants or other rights in or with respect to the unissued shares of Target Stock or Target Bank Stock or any other securities convertible into such stock, and neither Target nor Target Bank is obligated to issue any additional shares of its capital stock or any options, warrants or other rights in or with respect to the unissued shares of its capital stock or any other securities convertible into such stock.

         4.3 SUBSIDIARIES. Except as set forth in Target's Disclosure Letter, neither Target nor Target Bank own, directly or indirectly, any outstanding stock, Equity Securities or other voting interest in any corporation, partnership, joint venture or other entity or Person, other than DPC Property.

         4.4 FINANCIAL STATEMENTS. Target has previously furnished to Acquiror a copy of the Financial Statements of Target. The Financial Statements of Target: (a) present fairly the consolidated financial condition of Target as of the respective dates indicated and its consolidated results of operations and cash flow for the respective periods indicated; and (b) have been prepared in accordance with GAAP. The audits of Target have been conducted in accordance with generally accepted auditing standards. The books and records of Target and Target Bank are being maintained in material compliance with applicable legal and accounting requirements. Except to the extent (i) reflected in the Financial Statements of Target and (ii) of liabilities incurred since December 31, 2000 in the ordinary course of business and consistent with past practice, neither Target nor Target Bank has any liabilities, whether absolute, accrued, contingent or otherwise.

         4.5 AUTHORITY OF TARGET AND TARGET BANK. The execution and delivery by Target and Target Bank of this Agreement and, subject to the requisite approval of Target as the sole shareholder of Target Bank, the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Target and Target Bank, and this Agreement is a valid and binding obligation of Target and Target Bank enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, liquidation, receivership, conservatorship, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by general equitable principles and by Section 8(b)(6)(D) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1818(b)(6)(D). Except as set forth in Target's Disclosure Letter, neither the execution and delivery by Target and Target Bank of this Agreement, the consummation of the Merger, the Bank Merger or the transactions contemplated herein, nor compliance by Target and Target Bank with any of the provisions hereof, will: (a) violate any provision of their respective Charter Documents; (b) constitute a breach of or result in a default (or give rise to any rights of termination, cancellation or acceleration, or any right to acquire any securities or assets) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, Encumbrances or other instrument or obligation to which Target or Target Bank is a party, or by which Target or Target Bank or any of their respective properties or assets is bound, if in any such circumstances, such event could have consequences materially adverse to Target on a consolidated basis; or (c) violate any Rule applicable to Target or Target Bank or any of their respective properties or assets. No Consent of any Governmental Entity having jurisdiction over any aspect of the business or assets of Target or Target Bank, and no Consent of any Person, is required in connection with the execution and delivery by Target and Target Bank of this Agreement or the consummation by Target and Target Bank of the Merger, the Bank Merger and the transactions contemplated hereby, except (i) the approval of this Agreement and the transactions contemplated hereby by Target as the sole shareholder of Target Bank; (ii) such approvals or notices as may be required by the FRB, the Commissioner and the FDIC; (iii) the declaring effective of the S-4 by the SEC and the approvals of all necessary blue sky administrators; and (iv) as otherwise set forth in Target's Disclosure Letter.

         4.6 INSURANCE. Target and Target Bank have policies of insurance and bonds covering their assets and businesses against such casualties and contingencies and in such amounts, types and forms as are customary in the banking industry for its businesses, operations, properties and assets. All such insurance policies and bonds are in full force and effect. Except as set forth in Target's Disclosure Letter, neither Target nor Target Bank has received notice from any insurer that any such policy or bond has canceled or indicating an intention to cancel or not to renew any such policy or bond or generally disclaiming liability thereunder. Except as set forth in Target's Disclosure Letter, neither Target nor Target Bank is in default under any such policy or bond and all material claims thereunder have been filed in a timely fashion. Target's Disclosure Letter sets forth a list of all policies of insurance carried and owned by Target or Target Bank, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums and the expiration dates. The existing insurance carried by Target and Target Bank is sufficient for compliance by Target and Target Bank with all material requirements of law and regulations and agreements to which they are subject or are a party.

         4.7 TITLE TO ASSETS. Target's Disclosure Letter sets forth a summary of all items of personal property and equipment with a book value of $50,000 or more, or having an annual lease payment of $15,000 or more, owned or leased by Target or Target Bank. Target and Target Bank have good and marketable title to all their respective properties and assets, other than real property, owned or stated to be owned by Target or Target Bank, free and clear of all Encumbrances except: (a) as set forth in the Financial Statements of Target; (b) Encumbrances for current taxes not yet due; (c) Encumbrances incurred in the ordinary course of business, if any, that, to the knowledge of Target or Target Bank, (i) are not substantial in character, amount or extent, (ii) do not materially detract from the value, (iii) do not interfere with present use, of the property subject thereto or affected thereby, and (iv) do not otherwise materially impair the conduct of business of Target or Target Bank; or (d) as set forth in Target's Disclosure Letter.

         4.8 REAL ESTATE. Target's Disclosure Letter sets forth a list of all real property, including leaseholds, owned by Target or Target Bank, together with (i) a description of the locations thereof, (ii) a description of each real property lease, sublease, installment purchase, or similar arrangement to which either is a party, and (iii) a description of each contract for the purchase, sale or development of real estate to which either is a party. Target and/or Target Bank have good and marketable title to the real property, and valid leasehold interests in the leaseholds, set forth in Target's Disclosure Letter, free and clear of all Encumbrances, except (a) for rights of lessors, co-lessees or sublessees in such matters that are reflected in the lease; (b) Encumbrances for current taxes not yet due and payable; (c) Encumbrances incurred in the ordinary course of business, if any, that, to the knowledge of Target or Target Bank, (i) are not substantial in character, amount or extent,
(ii) do not materially detract from the value, (iii) do not interfere with present use, of the property subject thereto or affected thereby, and (iv) do not otherwise materially impair the conduct of business of Target or Target Bank; or (d) as set forth in Target's Disclosure Letter. Target and/or Target Bank, as lessee, have the right under valid and subsisting leases to occupy, use and possess all property leased by it, as identified in Target's Disclosure Letter, and, to the knowledge of Target or Target Bank, there has not occurred under any such lease any breach, violation or default. Except as set forth in Target's Disclosure Letter and except with respect to deductibles under insurance policies set forth in Target's Disclosure Letter, neither Target nor Target Bank has experienced any uninsured damage or destruction with respect to the properties identified in Target's Disclosure Letter. To the knowledge of Target and Target Bank, all properties and assets used by Target and Target Bank are in good operating condition and repair, suitable for the purposes for which they are currently utilized, and comply with all applicable Rules related thereto. Target and Target Bank enjoy peaceful and undisturbed possession under all leases for the use of real or personal property under which they are the lessee, and, to the knowledge of Target, all leases to which Target and Target Bank are a party are valid and enforceable in all material respects in accordance with the terms thereof except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity. Neither Target not Target Bank is in default with respect to any such lease, and to the knowledge of the officers of Target and Target Bank no event has occurred which with the lapse of time or the giving of notice, or both, would constitute a default under any such lease. Copies of each such lease are attached to Target's Disclosure Letter.

         4.9 LITIGATION. Except as set forth in Target's Disclosure Letter, to the knowledge of Target and Target Bank, there is no private or governmental suit, claim, action, investigation or proceeding pending, nor to Target's and Target Bank's knowledge threatened, against Target, Target Bank or against any of their directors, officers or employees relating to the performance of their duties in such capacities or against or affecting any properties of Target or Target Bank. Also, except as disclosed in Target's Disclosure Letter, there are no judgments, decrees, stipulations or orders against Target enjoining it or any of its directors, officers or employees in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area of Target or Target Bank. To the knowledge of Target and Target Bank, neither Target nor Target Bank is not a party to any pending or, to the knowledge of any of the officers, threatened legal, administrative or other claim, action, suit, investigation, arbitration or proceeding challenging the validity or propriety of any of the transactions contemplated by this Agreement.

         4.10 TAXES. Except as set forth in Target's Disclosure Letter, Target and Target Bank have filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax and other tax returns of every character required to be filed by them and have paid all taxes, together with any interest and penalties owing in connection therewith, shown on such returns to be due in respect of the periods covered by such returns, other than taxes which are being contested in good faith and for which adequate reserves have been established. Except as set forth in Target's Disclosure Letter, Target and Target Bank have filed all required payroll tax returns, has fulfilled all tax withholding obligations and have paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing. The tax and audit positions taken by Target and Target Bank in connection with the tax returns described in the preceding sentence were reasonable and asserted in good faith. Adequate provision has been made in the books and records of Target and Target Bank and, to the extent required by generally accepted accounting procedures, reflected in the Financial Statements of Target, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local and other taxes for the periods covered by such financial statements and for all prior periods. Target's Disclosure Letter sets forth (i) the date or dates through which the IRS has examined the federal tax returns of Target and Target Bank and the date or dates through which any foreign, state, local or other taxing authority has examined any other tax returns of Target and Target Bank;
(ii) a complete list of each year for which any federal, state, local or foreign tax authority has obtained or has requested an extension of the statute of limitations from Target and Target Bank and lists each tax case of Target and Target Bank currently pending in audit, at the administrative appeals level or in litigation; and (iii) the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment and revenue agent's report issued to Target and Target Bank within the last twelve (12) months. Except as set forth in Target's Disclosure Letter, to the knowledge of Target and Target Bank, neither the IRS nor any foreign, state, local or other taxing authority has, during the past three years, examined or is in the process of examining any federal, foreign, state, local or other tax returns of Target or Target Bank. To the knowledge of Target and Target Bank, neither the IRS nor any foreign, state, local or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth in Target's Disclosure Letter.

         4.11 COMPLIANCE WITH LAWS AND REGULATIONS. Except as set forth in Target's Disclosure Letter, neither Target nor Target Bank is in default under or in breach of any provision of its Charter Documents or any Rule promulgated by any Governmental Entity having authority over it, where such default or breach would have a material adverse effect on the business, financial condition or results of operations of Target or Target Bank.

         4.12 PERFORMANCE OF OBLIGATIONS. Target and Target Bank has each performed all of the obligations required to be performed by it to date and is not in material default under or in breach of any term or provision of any material contract, and no event has occurred that, with the giving of notice or the passage of time or both, would constitute such default or breach. To Target's and Target Bank's knowledge, no party with whom either has an agreement that is material to its business is in default thereunder.

         4.13 EMPLOYEES. Except as set forth in Target's Disclosure Letter, there are no controversies pending or threatened between Target or Target Bank and any of their respective employees that are likely to have a material adverse effect on the consolidated business, financial condition or results of operation of Target. Neither Target nor Target Bank is a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.


         4.14 BROKERS AND FINDERS. Except as provided in Target's Disclosure Letter with copies of any such agreements attached, neither Target nor Target Bank is not a party to or obligated under any agreement with any broker or finder relating to the transactions contemplated hereby, and neither the execution of this Agreement nor the consummation of the transactions provided for herein or therein will result in any liability to any broker or finder.

         4.15 ABSENCE OF MATERIAL CHANGE. Since December 31, 2000, the businesses of Target and Target Bank have been conducted only in the ordinary course, in substantially the same manner as theretofore conducted, and, except as set forth in Target's Disclosure Letter, there has not occurred since December 31, 2000 any event that has had or may reasonably be expected to have a material adverse effect on the business, financial condition or results of operation of Target or Target Bank.

         4.16 LICENSES AND PERMITS. Each of Target and Target Bank has all licenses and permits that are necessary for the conduct of its businesses, and such licenses are in full force and effect, except for any failure to be in full force and effect that would not, individually or in the aggregate, have a material adverse effect on the business, financial condition or results of operations of Target. The properties and operations of Target and Target Bank are and have been maintained and conducted, in all material respects, in compliance with all applicable Rules.
                                       24

        4.17 UNDISCLOSED LIABILITIES. Except as set forth in Target's Disclosure Letter neither Target nor Target Bank has any liabilities or obligations, either accrued or contingent, that are material to it and that have not been:(a) reflected or disclosed in the Financial Statements of Target or (b) incurred subsequent to December 31, 2000 in the ordinary course of business. Neither Target nor Target Bank knows of any basis for the assertion against it of any liability, obligation or claim (including, without limitation, that of any Governmental Entity) that is likely to result in or cause a material adverse change in the business, financial condition or results of operations of Target that is not fairly reflected in the Financial Statements of Target or otherwise disclosed in this Agreement.

         4.18     EMPLOYEE BENEFIT PLANS.

         (a) Except as set forth in Target's Disclosure Letter, neither Target nor Target Bank has any "employee benefit plan," as defined in Section 3(3) of ERISA.

         (b) Target's Disclosure Letter sets forth copies or descriptions of each Benefit Arrangement maintained or otherwise contributed to by Target or Target Bank (such plans and arrangements being collectively referred to herein as "Target Benefit Arrangements"). Except as set forth in Target's Disclosure Letter, all Target Benefit Arrangements which are in effect have been in effect from at least December 31, 1999. Except as set forth in Target's Disclosure Letter, there has been no material amendment thereof or increase in the cost thereof or benefits payable thereunder since December 31, 1999. Except as set forth in Target's Disclosure Letter, there has been no material increase in the compensation of or benefits payable to any senior executive employee of Target since December 31, 1999, nor any employment, severance or similar contract entered into with any such employee, nor any amendment to any such contract, since December 31, 1999. Except as set forth in Target's Disclosure Letter, there is no contract, agreement or benefit arrangement covering any employee of Target or Target Bank which individually or collectively could give rise to the payment of any amount which would constitute an "excess parachute payment," as such term is defined in Section 280(G) of the Code.

         (c) With respect to all Target Benefit Arrangements, Target and Target Bank are in substantial compliance (other than noncompliance the cost or liability for which is not material) with the requirements prescribed by any and all statutes, governmental or court orders, or governmental rules or regulations currently in effect, applicable to such plans or arrangements.

         (d) Except for the contracts set forth in Target's Disclosure Letter, each Target Benefit Arrangement and each personal services contract, fringe benefit, consulting contract or similar arrangement with or for the benefit of any officer, director, employee or other person can be terminated by Target or Target Bank within a period of 30 days following the Effective Time of the Merger, without payment of any amount as a penalty, bonus, premium, severance pay or other compensation for such termination; Target is in the process of amending that certain Employment Agreement by and between Target Bank and Gerald J. Lukiewski dated March 2, 1998 and Amendment No. 1 thereto dated August 3, 1998 (collectively the "Employment Agreement") pursuant to which Target Bank and Gerald J. Lukiewski ("Lukiewski") agree to eliminate any accruals after December 31, 1999 for Lukiewski under that certain Senior Executive Retirement Plan and in lieu thereof, transferring a life insurance policy to Lukiewski with a face amount of approximately
$630,483 and a cash surrender value of approximately $71,313, plus an amount equal to the "gross-up" of his taxes in such transaction.

         4.19 CORPORATE RECORDS. The Charter Documents of Target and Target Bank and all amendments thereto to the date hereof (true, correct and complete copies of which are set forth in Target's Disclosure Letter) are in full force and effect as of the date of this Agreement. The minute books of Target and Target Bank, together with the documents and other materials incorporated therein by reference, reflect all meetings held and contain complete and accurate records of all corporate actions taken by the board of directors of Target and Target Bank (or any committees thereof) and stockholders. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the board of directors (or any committees thereof) or of the stockholders of Target or Target Bank.

         4.20 ACCOUNTING RECORDS. Each of Target and Target Bank maintains accounting records which fairly and validly reflect, in all material respects, its transactions and accounting controls sufficient to provide reasonable assurances that such transactions are (i) executed in accordance with its management's general or specific authorization, and (ii) recorded as necessary to permit the preparation of financial statements in conformity with GAAP. Such records, to the extent they contain material information pertaining to Target or Target Bank which is not easily and readily available elsewhere, have been duplicated, and such duplicates are stored safely and securely.

         4.21 OFFICES AND ATMS. Set forth in Target's Disclosure Letter is a list of the headquarters of Target Bank (identified as such) and each of the offices and automated teller machines ("ATMs") maintained and operated (or to be maintained and operated) by Target Bank (including, without limitation, representative and loan production offices and operations centers) and the location thereof. Except as set forth in Target's Disclosure Letter, Target Bank maintains no other office or ATM and conducts business at no other location, and Target Bank has not applied for nor received permission to open any additional branch nor operate at any other location.

         4.22 LOAN PORTFOLIO. Target's Disclosure Letter sets forth a description of: (a) by type and classification, all loans, leases, other extensions and commitments to extend credit of Target Bank of $25,000 or more, that have been classified by itself, its bank examiners or auditors (external or internal) as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification; and (b) all loans due to Target Bank as to which any payment of principal, interest or any other amount is 30 days or more past due. Target Bank's allowance for loan losses is and will be at the Effective Time adequate and in accordance with GAAP in all materials respects and in accordance with all applicable regulatory requirements of any Governmental Entity. Target has no loans, leases, extensions of credit or commitments to extend credit.

         4.23 POWER OF ATTORNEY. Except as set forth in Target's Disclosure Letter, neither Target nor Target Bank has granted any Person a power of attorney or similar authorization that is presently in effect or outstanding.

         4.24 OPERATING LOSSES. Target's Disclosure Letter sets forth any Operating Loss which has occurred at Target Bank during the period after December 31, 2000. To the knowledge of Target Bank, no action has been taken or omitted to be taken by an employee of Target Bank that has resulted in the incurrence by Target Bank of an Operating Loss or that might reasonably be expected to result in an Operating Loss after December 31, 2000, which, net of any insurance proceeds payable in respect thereof, would exceed $25,000 "Operating Loss" means any loss resulting from cash shortages, lost or misposted items, disputed clerical and accounting errors, forged checks, payment of checks over stop payment orders, counterfeit money, wire transfers made in error, theft, robberies, defalcations, check kiting, fraudulent use of credit cards or electronic teller machines or other similar acts or occurrences.

         4.25 ENVIRONMENTAL MATTERS. Except as set forth in Target's Disclosure Letter, to the knowledge of Target and Target Bank, (i) each of Target and Target Bank is in compliance with all Environmental Laws; (ii) there are no Tanks on or about Target Property; (iii) there are no Hazardous Materials on, below or above the surface of, or migrating to or from Target Property; (iv) neither Target nor Target Bank has loans outstanding secured by real property that is not in compliance with Environmental Laws or which has a leaking Tank or upon which there are Hazardous Materials on or migrating to or from; and (v) without limiting the foregoing representations and warranties contained in clauses (i) through (iv), as of the date of this Agreement, there is no claim, action , suit, or proceeding or notice thereof before any Governmental Entity pending against Target or Target Bank or concerning property securing Target and Target Bank loans and there is no outstanding judgment, order, writ, injunction, decree, or award against or affecting Target Property or property securing Target or Target Bank loans, relating to the foregoing representations (i) --
(iv), in each case the noncompliance with which, or the presence of which would have a material adverse effect on the business, financial condition, results of operations or prospects of Target or Target Bank. "Target Property" shall mean real estate currently owned, leased, or otherwise used by Target or Target Bank, or in which Target or Target Bank has an investment or security interest by mortgage, deed of trust, sale and lease-back or otherwise, including without limitation, properties under foreclosure and properties held by Target or Target Bank in its capacity as a trustee or otherwise

         4.26 COMMUNITY REINVESTMENT ACT. Target Bank received a rating of "satisfactory" or better in its most recent examination or interim review with respect to the Community Reinvestment Act. Target Bank has not been advised of any concerns regarding Target Bank's compliance with the Community Reinvestment Act by any Governmental Entity or by any other Person.

         4.27 DERIVATIVES. Neither Target nor Target Bank is currently a party to any interest rate swap, cap, floor, option agreement, other interest rate risk management arrangement or agreement or derivative-type security or derivative arrangement or agreement.

         4.28 POOLING OF INTERESTS. It is intended that the Merger be accounted for on a pooling of interests basis, and, except as disclosed in the Target's Disclosure Letter, no event has occurred to the knowledge of Target or Target Bank or is reasonably foreseeable (including any transaction contemplated by this Agreement) that could alter such treatment.

         4.29 SEC REPORTS. As of the respective dates, since December 31, 1997, none of Target's SEC Reports contained at the time of filing any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstance under which they were made, not misleading.

         4.30 MATERIAL CONTRACTS. Except as set forth in Target's Disclosure Letter (all items listed or required to be listed in Target's Disclosure Letter as a result of this Section being referred to herein as "Target Scheduled Contracts"), neither Target nor Target Bank is a party or otherwise subject to:

         (a) any employment, deferred compensation, bonus or consulting contract;

         (b) any advertising, brokerage, licensing, dealership, representative or agency relationship or contract;

         (c) any contract or agreement that would restrict Acquiror or the Surviving Bank after the Effective Time from competing in any line of business with any Person or using or employing the services of any Person;

         (d) any collective bargaining agreement or other such contract or agreement with any labor organization;

         (e) any lease of real or personal property providing for annual lease payments by or to Target or Target Bank in excess of $25,000 per annum other than financing leases entered into in the ordinary course of business in which Target is lessor and leases of real property presently used by Target as banking offices.

         (f) any mortgage, pledge, conditional sales contract, security agreement, option, or any other similar agreement with respect to any interest of Target or Target Bank (other than as mortgagor or pledgor in the ordinary course of their banking business or as mortgagee, secured party or deed of trust beneficiary in the ordinary course of their business) in personal property having a value of $25,000 or more;

         (g) any stock purchase, stock option, stock bonus, stock ownership, profit sharing, group insurance, bonus, deferred compensation, severance pay, pension, retirement, savings or other incentive, welfare or employment plan or material agreement providing benefits to any present or former employees, officers or directors of Target or Target Bank;

         (h) any agreement to acquire equipment or any commitment to make capital expenditures of $25,000 or more;

         (i) other than agreements entered into in the ordinary course of business with respect to DPC Property, any agreement for the sale of any property or assets in which Target or Target Bank has an ownership interest or for the grant of any preferential right to purchase any such property or asset;

         (j) any agreement for the borrowing of any money (other than liabilities or interbank borrowings made in the ordinary course of their banking business and reflected in the financial records of Target or Target Bank);

         (k) any restrictive covenant contained in any deed to or lease of real property owned or leased by Target (as lessee) that materially restricts the use, transferability or value of such property;

         (l) any guarantee or indemnification which involves the sum of $25,000 or more, other than letters of credit or loan commitments issued in the normal course of business;

         (m) any supply, maintenance or landscape contracts not terminable by Target or Target Bank without penalty on 30 days or less notice and which provides for payments in excess of $25,000 per annum;

         (n) other than as disclosed with reference to subparagraph (k) of this Section 4.30, any agreement which would be terminable other than by Target or Target Bank or as a result of the consummation of the transactions contemplated by this Agreement;

         (o) any contract of participation with any other bank in any loan entered into by Target Bank subsequent to December 31, 2000 in excess of $100,000 or any sales of assets of Target Bank with recourse of any kind to Target or Target Bank except the sale of mortgage loans, servicing rights, repurchase or reverse repurchase agreements, securities or other financial transactions in the ordinary course of business;

         (p) any other agreement of any other kind, including for data processing and similar services, which involves future payments or receipts or performances of services or delivery of items requiring aggregate payment of $25,000 or more to or by Target or Target Bank other than payments made under or pursuant to loan agreements, participation agreements and other agreements for the extension of credit in the ordinary course of their business;

         (q) any material agreement, arrangement or understanding not made in the ordinary course of business;

         (r) any agreement, arrangement or understanding relating to the employment, election, retention in office or severance of any present or former director, officer or employee of Target or Target Bank;

         (s) any agreement, arrangement or understanding pursuant to which any payment (whether severance pay or otherwise) became or may become due to any director, officer or employee of Target or Target Bank upon execution of this Agreement or upon or following consummation of the transactions contemplated hereby (either alone or in connection with the occurrence of any additional acts or events); or

         (t) any written agreement, supervisory agreement, memorandum of understanding, consent order, cease and desist order, capital order, or condition of any regulatory order or decree with or by the Commissioner, FDIC, FRB or any other regulatory agency.

         True copies of all Target Scheduled Contracts, including all amendments and supplements thereto, are attached to Target's Disclosure Letter.

         4.31 TRUST ADMINISTRATION. Target and Target Bank do not presently exercise trust powers, including, but not limited to, trust administration, and have not exercised such trust powers for a period of at least 3 years prior to the date hereof. The term "trusts" as used in this Section 3.31 includes (i) any and all common law or other trusts between an individual, corporation or other entities and Target or Target Bank, as trustee or co-trustee, including, without limitation, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, charitable trust indentures; (ii) any and all decedents' estates where Target or Target Bank are serving or have served as a co-executor or sole executor, personal representative or administrator, administrator de bonis non, administrator de bonis non with will annexed, or in any similar fiduciary capacity; (iii) any and all guardianships, conservatorships or similar positions where Target or Target Bank are serving or have served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity; and (iv) any and all agency and/or custodial accounts and/or similar arrangements, including plan administrator for employee benefit accounts, under which Target or Target Bank are serving or have served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

         4.32 REGULATORY APPROVALS. To the knowledge of Target and Target Bank, except as described in Target's Disclosure Letter, Target and Target Bank have no reason to believe that they would not receive all required approvals from any Governmental Entity of any application to consummate the transactions contemplated by this Agreement without the imposition of a materially burdensome condition in connection with the approval of any such application.

         4.33 INDEMNIFICATION. Other than pursuant to the provisions of their respective Charter Document, and the agreement with the Findley Group, neither Target nor Target Bank is a party to any indemnification agreement with any of its present officers, directors, employees, agents or other persons who serve or served in any capacity with any other enterprise at the request of

Target or Target Bank, and to the knowledge of Target, there are no claims for which any of such persons would be entitled to indemnification by Target or Target Bank if such provisions were deemed in effect, except as set forth in Target's Disclosure Letter.

         4.34 INTELLECTUAL PROPERTY. Except as set for in Target's Disclosure Letter, Target and Target Bank own or possess valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, service marks and trademarks used in their respective businesses; and neither Target nor Target Bank has received any notice with respect thereto that asserts the rights of others,. Target and Target Bank have in all material respects performed all the obligations required to be performed by them, and are not in default in any material respect under any license, contract, agreement, arrangement or commitment relating to any of the foregoing.

                                    ARTICLE 5

                      AGREEMENTS WITH RESPECT TO CONDUCT OF
                     ACQUIROR AND BANK AFTER THE DATE HEREOF

         Acquiror and Bank covenant and agree with Target and Target Bank as follows:

         5.1      ACCESS.

         (a) Acquiror and Bank will authorize and permit Target, its representatives, accountants and counsel, to have access during normal business hours, on notice and in such manner as will not unreasonably interfere with the conduct of the businesses of either Acquiror or Bank, to all properties, books, records, branch operating reports, branch audit reports, operating instructions and procedures, tax returns, tax settlement letters, contracts and documents, and all other information with respect to their business affairs, financial condition, assets and liabilities as Target may from time to time reasonably request. Acquiror and Bank shall permit Target, its representatives, accountants and counsel to make copies of such books, records and other documents and to discuss the business affairs, condition (financial and otherwise), assets and liabilities of Acquiror and Bank with such third Persons, including, without limitation, its directors, officers, employees, accountants, counsel and creditors, as Target considers necessary or appropriate for the purposes of familiarizing itself with the businesses and operations of Acquiror and Bank, obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement by any Governmental Entity and conducting an evaluation of the assets and liabilities of Acquiror and Bank. Acquiror and Bank will cause Arthur Andersen LLP ("AA") to make available to Target, its accountants, counsel and other agents, such personnel, work papers and other documentation of AA relating to its work papers and its audits of the books and records of Acquiror and Bank as may be requested by Target in connection with its review of the foregoing matters.

         (b) The Chairman of the Board of Target, or in his absence another representative of Target selected by him, shall be invited by Acquiror and Bank to attend all regular and special Board of Directors' and Executive Committee meetings of Acquiror or Bank from the date hereof until the Effective Time. Acquiror and Bank shall inform Target of all such Board meetings at least 5 Business Days in advance of each meeting; provided, however, that the attendance of such representative of Target shall not be permitted at any meeting, or portion thereof, for the sole purpose of discussing the transaction contemplated by this Agreement or the obligations of either Acquiror or Bank under this Agreement.

         5.2      MATERIAL ADVERSE CHANGES; REPORTS; FINANCIAL STATEMENTS;
FILINGS.

         (a) Acquiror and Bank will promptly notify Target (i) of any event of which Acquiror or Bank obtains knowledge which may materially and adversely affect the business, financial condition, or results of operations of either Acquiror or Bank; or (ii) in the event Acquiror or Bank determine that it is possible that the conditions to the performance of Target set forth in Sections
8.1 and 8.3 may not be satisfied.

         (b)      Acquiror and Bank will furnish to Target, as provided in
Section 11.12 of this Agreement, as soon as practicable, and in any event within 5 Business Days after it is prepared or becomes available to either Acquiror or Bank, (i) a copy of any report submitted to the board of directors of either Acquiror or Bank and access to the working papers related thereto and copies of other operating or financial reports prepared for management of any of its businesses and access to the working papers related thereto PROVIDED, HOWEVER, that Acquiror and Bank need not furnish Target any privileged communications of or memoranda prepared by its legal counsel in connection with the transactions contemplated by, and the rights and obligations of Acquiror and Bank under, this Agreement; (ii) quarterly unaudited consolidated balance sheets and statements of operations, changes in stockholders' equity and cash flow for Acquiror and Bank; (iii) monthly unaudited consolidated balance sheets and statements of operations for Acquiror and Bank; (iv) as soon as available, all letters and communications sent by Acquiror to its shareholders and all reports filed by Acquiror or Bank with the SEC, the FRB, the FDIC, the Commissioner and any other Person;
and (v) such other reports as Target may reasonably request relating to Acquiror or Bank.

         (c) Each of the financial statements delivered pursuant to subsection (b) shall be (i) prepared in accordance with GAAP on a basis consistent with that of the Financial Statements of Acquiror, except that such financial statements may omit statements of cash flows and footnote disclosures required by GAAP; and (ii) accompanied by a certificate of the chief financial officer to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Acquiror and Bank for the period covered, and reflect all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation.

         5.3      CONDUCT OF BUSINESS.

         (a) Between the date hereof and the Effective Time, except as contemplated by this Agreement and subject to requirements of law and regulation generally applicable to bank holding companies and banks, Acquiror or Bank shall not, without prior written consent of Target (which consent shall not be unreasonably withheld and which consent shall be deemed granted if within five
(5) Business Days of Target's receipt of written notice of a request for prior written consent, written notice of objection is not received by Acquiror and
Bank):

                  (1) amend, modify, terminate or fail to renew or preserve their material Permits;

                  (2) declare, issue or pay any dividend or other distribution of assets, whether consisting of money, other personal property, real property or other things of value, to the shareholders of Acquiror, or split, combine or reclassify any shares of its capital stock or other Equity Securities except for cash dividends payable by Acquiror to its shareholders in accordance with past practice and not to exceed $0.18 per share per quarter;

                  (3) purchase, redeem or otherwise acquire any Equity Securities, or other securities of Acquiror or Bank or any rights, options, or securities to acquire any Equity Securities of Acquiror or Bank;

                  (4) amend or modify its Charter Documents except as contemplated hereby;

                  (5) agree or make any commitment to take any actions prohibited by this Section 5.3;

                  (6) take any action which would or is reasonably likely to (i) adversely affect the ability of Acquiror or Bank to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Acquiror's or Bank's ability to perform their covenants and agreements under this Agreement; or (iii) result in any of the conditions to the performance of Acquiror's or Bank's obligations hereunder, as set forth in Article 8 herein not being satisfied; and

                  (7) knowingly take or cause to be taken any action which would disqualify the Merger and/or the Bank Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent Acquiror from accounting for the business combination to be effected as a pooling-of-interests.

         (b) Between the date hereof and the Effective Time, Acquiror and Bank shall:

                  (1) duly observe and conform in all material respects to all lawful requirements applicable to its business;

                  (2) maintain their assets and properties in good condition and repair, normal wear and tear excepted;

                  (3) promptly upon learning of such information, advise Target in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding Acquiror Stock prior to the record date fixed for the Acquiror Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transaction contemplated herein; and

                  (4) provide to Target, as soon as they become available, the proposed final draft of the opinions referred to in Sections 8.1(g) and (h) of this Agreement.

         5.4 CERTAIN LOANS AND OTHER EXTENSIONS OF ACQUIROR AND BANK. Acquiror and Bank will promptly inform Target of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any Governmental Entity or by any internal or external loan reviewer of Acquiror or Bank as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification. Acquiror and Bank will furnish to Target, as soon as practicable, and in any event within 10 days after the end of each calendar month, schedules including a listing of the following:

         (a) classified credits, showing with respect to each such credit in amount equal to or exceeding $500,000, the classification category, credit type, and office, and with respect to all other such credits, by credit type and office, the aggregate dollar amount;

         (b) nonaccrual credits, showing with respect to each such credit in amount equal to or exceeding $500,000, the credit type and office, and with respect to all other such credits, by credit type and office, the aggregate dollar amount;

         (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status, showing with respect to each such credit in amount equal to or exceeding $500,000, the credit type and office, and with respect to all other such credits, by credit type and office, the aggregate dollar amount;

         (d) delinquent credits showing with respect to each such credit in amount equal to or exceeding $500,000, the credit type, office and an aging schedule broken down into 30-59, 60-89, 90 + day categories, and with respect to all other such credits, by credit type, office and by aging category, the aggregate dollar amount;

         (e) loans or leases charged off during the previous month, showing with respect to each such loan or lease, the credit type and office;

         (f) loans or leases written down during the previous month, including with respect to each the original amount, the write-off amount, credit type and office;

         (g) other real estate or assets owned, stating with respect to each its credit type; and

         (h) a reconciliation of the allowance for loan and lease losses, identifying specifically the amount and sources of all additions and reductions to the allowance (which may be by reference to specific portions of another schedule furnished pursuant to this Section 5.4 and, in the case of unallocated adjustments, shall disclose the methodology and calculations through which the amount of such adjustment was determined).

         5.5 DISCLOSURE LETTER. Promptly in the case of material matters, and not less than monthly in the case of all other matters, Acquiror and Bank shall amend or supplement the Acquiror Disclosure Letter provided for herein pertaining to Acquiror and Bank as necessary so that the information contained therein accurately reflects the then current status of Acquiror and Bank and shall transmit copies of such amendments or supplements to Target in accordance with Section 11.12 of this Agreement.

         5.6 BANK SHAREHOLDER APPROVAL. Bank will promptly take action necessary in accordance with applicable law and its Charter Documents to convene a meeting of its shareholder to be held as soon as practicable, for the purpose of voting on the Bank Merger, this Agreement and related matters. Acquiror shall vote all shares of Bank Stock which it owns at such meeting in favor of the Bank Merger, this Agreement and related matters.

         5.7      CONSENTS AND APPROVALS.

         (a) Acquiror and Bank will cooperate with Target in the preparation of all filings, applications, notices and requests for waiver for Consents necessary or desirable for the transactions contemplated in this Agreement. Acquiror's and Bank's cooperation hereunder shall include, but not be limited to, providing all information concerning Acquiror or Bank and their respective shareholders as may be required for such filings, applications, notices and requests for Consents and signing, to the extent required, all such filings, applications, notices and requests.

         (b) To the extent that the consent of a third party ("Third Party Consent") with respect to any contract, agreement, license, franchise, lease, commitment, arrangement, Permit or release that is material to the business of Acquiror or Bank or that is contemplated in this Agreement is required in connection with the transactions contemplated in this Agreement, Acquiror and Bank shall use its best efforts to obtain such consent prior to the Effective Time.

         5.8 COMPLIANCE WITH RULES. Acquiror and Bank shall comply with the requirements of all applicable Rules, the noncompliance with which would materially and adversely affect the assets, liabilities, business, financial condition or results of operations or prospects of Acquiror or Bank.

         5.9 AGREEMENT OF MERGER. As soon as practicable, Acquiror and Bank shall execute the Agreement of Merger and the Agreement of Bank Merger, respectively.

         5.10 AFFILIATE AND FIVE PERCENT SHAREHOLDER AGREEMENTS Within thirty (30) days of the execution of this Agreement, (a) Acquiror and Bank shall deliver to Target a letter identifying all persons who are then "affiliates" of Acquiror or Bank under the Securities Act and (b) Acquiror shall advise the persons identified in such letter of the sale restrictions imposed under the pooling of interest accounting rules and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit 5.10. At least 10 Business Days prior to the issuance of the opinion to be provided for in Section 8.1(h), Acquiror shall use its best efforts to cause each person or group of persons who holds more than five percent (5%) of the Acquiror Stock to deliver to AA, Vavrinek, Trine, Day & Co. ("Vavrinek") and Knecht & Hansen, a letter stating that such shareholder(s) has no present plan or intention to dispose of Acquiror Stock and committing that such shareholder(s) will not dispose of Acquiror Stock in a manner to cause a violation of the "continuity of shareholder interest" requirements of Treasury Regulation 1.368-1.

         5.11     INSURANCE.

         (a) Acquiror and Bank shall permit Target (i) to extend the discovery period of its directors' and officers' liability insurance for a period of 48 months with respect to all matters arising from facts or events which occurred before the Effective Time for which Target would have had an obligation to indemnify its directors and officers or (ii) to buy "peace of mind" coverage from the California Bankers' Association; provided, however, that the total costs of the premiums for either of such alternatives shall not exceed $66,917.
                                       36

         (b) If Acquiror or Bank or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, Acquiror or Bank shall take no action to impair the rights provided in this Section 5.11.

         (c) The provisions of this Section are intended to be for the benefit of, and shall be enforceable by, each director or officer of Target and his or her heirs and representatives.

                                    ARTICLE 6
                           AGREEMENTS WITH RESPECT TO
              CONDUCT OF TARGET AND TARGET BANK AFTER THE DATE HEREOF

         Target and Target Bank covenant and agree with Acquiror and Bank as follows:

         6.1      ACCESS

         (a) Target and Target Bank will authorize and permit Acquiror, its representatives, accountants and counsel, to have access during normal business hours, on notice and in such manner as will not unreasonably interfere with the conduct of the businesses of either Target or Target Bank, to all properties, books, records, branch operating reports, branch audit reports, operating instructions and procedures, tax returns, tax settlement letters, contracts and documents, and all other information with respect to their business affairs, financial condition, assets and liabilities as Acquiror may from time to time reasonably request. Target and Target Bank shall permit Acquiror, its representatives, accountants and counsel to make copies of such books, records and other documents and to discuss the business affairs, condition (financial and otherwise), assets and liabilities of Target and Target Bank with such third Persons, including, without limitation, its directors, officers, employees, accountants, counsel and creditors, as Acquiror considers necessary or appropriate for the purposes of familiarizing itself with the businesses and operations of Target and Target Bank, obtaining any necessary orders, consents or approvals of the transactions contemplated by this Agreement by any Governmental Entity and conducting an evaluation of the assets and liabilities of Target and Target Bank. Target and Target Bank will cause Vavrinek to make available to Acquiror, its accountants, counsel and other agents, such personnel, work papers and other documentation of Vavrinek relating to its work papers and its audits of the books and records of Target and Target Bank as may be requested by Acquiror in connection with its review of the foregoing matters.

         (b) The Chairman of the Board of Acquiror, or in his absence another representative of Acquiror selected by him, shall be invited by Target and Target Bank to attend all regular and special Board of Directors' and Executive Committee meetings of Target or Target Bank from the date hereof until the Effective Time. Target and Target Bank shall inform Acquiror of all such Board meeting at least 5 Business Days in advance of each such meeting; provided, however, that the attendance of such representative of Acquiror shall not be permitted at any
                                       37
meeting, or portion thereof, for the sole purpose of discussing the transaction contemplated by this Agreement or the obligations of either
Target or the Target Bank under this Agreement.

         6.2      MATERIAL ADVERSE CHANGES; REPORTS; FINANCIAL STATEMENTS;
FILINGS.

         (a) Target and Target Bank will promptly notify Acquiror (i) of any event of which Target or Target Bank obtains knowledge which may materially and adversely affect the business, financial condition, or results of operations of either Target or Target Bank; (ii) in the event Target or Target Bank determine that it is possible that the conditions to the performance of Acquiror set forth in Sections 8.1 and 8.2 may not be satisfied; or (iii) any event, development or circumstance that, to the best knowledge of Target or Target Bank, will or, with the passage of time or the giving of notice or both, is reasonably expected to result in the loss to Target or Target Bank of the services of any Executive Officer of Target or Target Bank.

         (b) Target and Target Bank will furnish to Acquiror, as provided in Section 11.12 of this Agreement, as soon as practicable, and in any event within 5 Business Days after it is prepared or becomes available to either Target or Target Bank, (i) a copy of any report submitted to the board of directors of either Target or Target Bank and access to the working papers related thereto and copies of other operating or financial reports prepared for management of any of its businesses and access to the working papers related thereto PROVIDED, HOWEVER, that Target and Target Bank need not furnish Acquiror any privileged communications of or memoranda prepared by its legal counsel in connection with the transactions contemplated by, and the rights and obligations of Target and Target Bank under this Agreement; (ii) quarterly unaudited consolidated balance sheets and statements of operations, changes in stockholders' equity and cash flow for Target and Target Bank; (iii) monthly unaudited consolidated balance sheets and, statements of operations for Target and Target Bank; (iv) as soon as available, all letters and communications sent by Target to its shareholders and all reports filed by Target or Target Bank with the SEC, the FRB, the FDIC, the Commissioner and any other Person; and (v) such other reports as Acquiror may reasonably request relating to Target or Target Bank.

         (c) Each of the financial statements delivered pursuant to subsection (b) shall be prepared in accordance with GAAP on a basis consistent with that of the Financial Statements of Target, except that such financial statements may omit statements of cash flows and footnote disclosures required by GAAP; and (ii) accompanied by a certificate of the chief financial officer to the effect that such consolidated financial statements fairly present the financial condition and results of operations of Target and Target Bank for the period covered, and reflect all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation.

         6.3      CONDUCT OF BUSINESS.

                  (a) Between the date hereof and the Effective Time, except as contemplated by this Agreement, and subject to requirements of law and regulation generally applicable to bank holding companies and banks, Target and Target Bank shall not, without prior written consent of Acquiror (which consent shall not be unreasonably withheld and which consent

[except with respect to subparagraph (29) of this Section 6.3(a)] shall be deemed granted if within five (5) Business Days of Acquiror's receipt of written notice of a request for prior written consent, written notice of objection is not received by Target):

                           (1)      amend, modify, terminate or fail to renew or
preserve their material Permits;

                           (2)      amend or modify in any material respect, or,
except as they may expire in accordance with their terms, terminate any Target Scheduled Contract or any other material contract or agreement to which Target or Target bank is a party, or materially default in the performance of any of its obligations under any such contract or agreement;

                           (3)      enter into any agreement or contract that
would be required to be included as a Target Scheduled Contract.

                           (4)      terminate or unilaterally fail to renew any
existing insurance coverage or bonds;

                           (5)      make any loan or other extension of credit,
or enter into any commitment to make any loan or other extension of credit to any director, officer, employee or shareholder holding 5% or more of the outstanding shares of Target Stock except for any loan, extension of credit or commitment made after the date hereof not exceeding $50,000, to any such person; provided, however, that the aggregate of all loans, extensions of credit or commitments made after the date hereof to any such person shall not exceed $50,000;

                           (6)      grant any general or uniform increase in the
rate of pay to any employee or employee benefit or profit sharing plan or increase the salary or employee benefits of any non-exempt employee or agent or pay any bonus, severance or similar payment to any Person, except in the ordinary course of business and consistent with past practice or established practices;

                           (7)      grant any promotion or any increase in the
rate of pay to any employee, profit sharing plan or increase in any employee benefits or pay any bonus, severance or similar payment to any employee;

                           (8)      sell, transfer, mortgage, encumber or
otherwise dispose of any assets or release or waive any claim, except in the ordinary course of business and consistent with past practice or as required by any existing contract or for ordinary repairs, renewals or replacements or as contemplated in this Agreement;

                           (9)      issue, sell, or grant any Equity Securities
of Target or Target Bank (except pursuant to the exercise of Target options outstanding as of the date hereof), any other securities (including long term debt), or any rights, options or securities to acquire any stock of Target Bank or Target Stock, or any Equity Securities of Target or Target Bank, or any other securities (including long term debt) of Target or Target Bank;

                           (10)     declare, issue or pay any dividend or other
distribution of assets, whether consisting of money, other personal property, real property or other things of value, to the shareholders of Target, or split, combine or reclassify any shares of its capital stock or other Equity Securities except for cash dividends of not to exceed $0.15 per share per quarter paid in accordance with the established dividend practice of Target;

                           (11)     purchase, redeem or otherwise acquire any
Equity Securities, or other securities of Target or Target Bank or any rights, options, or securities to acquire any Equity Securities of Target or Target Bank;

                           (12)     amend or modify its Charter Documents;

                           (13)     make their credit underwriting policies,
standards or practices relating to the making of loans and other extensions of credit, or commitments to make loans and other extensions of credit, less stringent than those in effect on December 31, 2000;

                           (14)     make any capital expenditures, or
commitments with respect thereto, in excess of $25,000 except in the ordinary course of business and consistent with past practice;

                           (15)     make extraordinary payments to any Person
other than as contemplated, or as disclosed, in this Agreement;

                           (16)     make any investment by purchase of stock or
securities (including an Investment Security), contributions to capital, property transfers or otherwise in any other Person, except for federal funds or obligations of the United States Treasury or an agency of the United States Government the obligations of which are entitled to or implied to have the full faith and credit of the United States government and which have an original maturity not in excess of one year, or bank qualified investment grade municipal bonds, and except in any case, in the ordinary course of business consistent with the past practices, and which are not designated as trading;

                           (17)     compromise or otherwise settle or adjust any
assertion or claim of a deficiency in taxes (or interest thereon or penalties in connection therewith); file any appeal from an asserted deficiency except in a form previously approved by Acquiror in writing; file or amend any United States federal, foreign, state or local tax return without Acquiror's prior written approval, which approval shall not be unreasonably withheld; or make any tax election or change any method or period of accounting unless required by GAAP or applicable law;

                           (18)     enter into or consent to any new employment
agreement or other Benefit Arrangement, or amend or modify any employment agreement or other Target Benefit Arrangement in effect on the date of this Agreement to which either Target or Target Bank is a party or bound, except the amendment of the Employment Agreement described in Section 4.18(d);

                           (19)     grant any Person a power of attorney or
similar authority except in accordance with a written policy previously disclosed to Acquiror;

                           (20)     agree or make any commitment to take any
actions prohibited by this Section 6.3;

                           (21)     change any of Target's or Target Bank's
basic policies and practices with respect to liquidity management and cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices or any other material aspect of Target's or Target Bank's business or operations, except such changes as may be required in the opinion of management to respond to economic or market conditions or as may be required by any Governmental Entity;

                           (22)     take any action which would or is reasonably
likely to (i) adversely affect the ability to obtain any necessary approval of any Governmental Entity required for the transactions contemplated hereby; (ii) adversely affect Target's or Target Bank's ability to perform their covenants and agreements under this Agreement; (iii) result in any of the conditions as set forth in Article 8 herein not being satisfied; or (iv) result in the termination of the President of Target or Target Bank;

                           (23)     reclassify any Investment Security from
hold-to-maturity or available for sale to trading;

                           (24)     sell any Investment Security prior to
maturity, except in the ordinary course of business;

                           (25)     knowingly take or cause to be taken any
action which would disqualify the Merger and/or the Bank Merger as a "reorganization" within the meaning of Section 368 of the Code or prevent Acquiror from accounting for the business combination to be effected as a pooling-of-interests;

                           (26)     settle any claim, action or proceeding
involving any material liability for monetary damages or enter into any settlement agreement containing material obligations except for the Litigation Contingencies which shall be governed by Section 6.3(a)(30) below;

                           (27)     make, acquire a participation in, or
reacquire an interest in a participation sold of, any loan that is not in compliance with its normal credit underwriting standards, policies and procedures as in effect as of the date of this Agreement; or renew, extend the maturity of, or alter any of the material terms of any such loan for a period of greater than six months;

                           (28)     incur any indebtedness for borrowed money or
oassume, guaranty, endorse or otherwise as an accommodation become responsible for the obligations of any other

Person, except for (i) in connection with banking transactions with banking customers in the ordinary course of business, or (ii) short-term borrowings made at prevailing market rates and terms; and

                           (29)     grant, renew or commit to grant or renew any
extension of credit if such extension of credit, together with all other credit then outstanding to the same Person and all Affiliated Persons, would exceed $250,000 on an unsecured basis and $500,000 on a secured basis. Consent shall be deemed granted if within two Business Days of written notice delivered to Bank's Chief Credit Officer, written notice of objection is not received by Target.

                           (30)     take any actions regarding the handling of
the Litigation Contingencies without the advice and consent as to all matters relating thereto expressed by the prior written consent of Acquiror and/or Acquiror's legal counsel retained for this purpose.

                  (b) Between the date hereof and the Effective Time, Target and Target Bank shall:

                           (1)      duly observe and conform in all material
respects to all lawful requirements applicable to their business and conduct their respective businesses in the ordinary course in substantially the manner heretofore conducted and in accordance with sound banking practice;

                           (2)      maintain their assets and properties in good
condition and repair, normal wear and tear excepted;

                           (3)      promptly upon learning of such information,
advise Acquiror in writing of any event or any other transaction within its knowledge whereby any Person or Related Group of Persons acquires, directly or indirectly, record or beneficial ownership or control (as defined in Rule 13d-3 promulgated by the SEC under the Exchange Act) of five percent (5%) or more of the outstanding Target Stock prior to the record date fixed for the Target Shareholders' Meeting or any adjourned meeting thereof to approve this Agreement and the transaction contemplated herein;

                           (4)      promptly notify Acquiror regarding receipt
from any tax authority of any notification of the commencement of an audit, any request to extend the statute of limitations, any statutory notice of deficiency, any revenue agent's report, any notice of proposed assessment, or any other similar notification of potential adjustments to the tax liabilities of Target or Target Bank, or any actual or threatened collection enforcement activity by any tax authority with respect to tax liabilities of Target or Target Bank; and

                           (5)      maintain an allowance for loan and lease
losses consistent with practices and methodology as in effect on the date of the execution of this Agreement, and shall not, notwithstanding any recoveries received with respect to loans previously charged off, reduce the allowance for loan and lease losses below the amount in effect on the date of the execution of this Agreement.

         6.4 CERTAIN LOANS AND OTHER EXTENSIONS OF TARGET. Target and Target Bank will promptly inform Acquiror of the amounts and categories of any loans, leases or other extensions of credit that have been classified by any Governmental Entity or by any internal or external loan reviewer of Target as "Watch List," "Substandard," "Doubtful," "Loss" or any comparable classification. Target will furnish to Acquiror, as soon as practicable, and in any event within 10 days after the end of each calendar month, schedules including a listing of the following:

                  (a) classified credits, showing with respect to each such credit in amount equal to or exceeding $50,000, the classification category, credit type, and office, and with respect to all other such credits, by credit type and office, the aggregate dollar amount;

                  (b) nonaccrual credits, showing with respect to each such credit in amount equal to or exceeding $50,000, the credit type and office, and with respect to all other such credits, by credit type and office, the aggregate dollar amount;

                  (c) accrual exception credits that are delinquent 90 or more days and have not been placed on nonaccrual status, showing with respect to each such credit in amount equal to or exceeding $50,000, the credit type and office, and with respect to all other such credits, by credit type and office, the aggregate dollar amount;

                  (d) delinquent credits showing with respect to each such credit in amount equal to or exceeding $50,000, the credit type, office and an aging schedule broken down into 30-59, 60-89, 90 + day categories, and with respect to all other such credits, by credit type, office and by aging category, the aggregate dollar amount;

                  (e) loan and lease participations, stating, with respect to each, whether it is purchased or sold, the loan or lease type, and the office;

                  (f) loans or leases (including any commitments) by Target or Target Bank to any director, officer, or employee of Target or Target Bank, or any shareholder holding 5% or more of the capital stock of Target, including with respect to each such loan or lease, the identity and, to the best knowledge of Target, the relation of the borrower to Target or Target Bank, the loan or lease type and the outstanding and undrawn amounts;

                  (g) letters of credit, showing with respect to each letter of credit in an amount equal to or exceeding $50,000, the credit type and office, and showing with respect to all other such letters of credit, by credit type and office, the aggregate dollar amount;

                  (h) loans or leases charged off during the previous month, showing with respect to each such loan or lease, the credit type and office;

                  (i) loans or leases written down during the previous month, including with respect to each the original amount, the write-off amount, credit type and office;

                  (j) other real estate or assets owned, stating with respect to each its credit type;

                  (k) a reconciliation of the allowance for loan and lease losses, identifying specifically the amount and sources of all additions and reductions to the allowance (which may be by reference to specific portions of another schedule furnished pursuant to this Section 6.4 and, in the case of unallocated adjustments, shall disclose the methodology and calculations through which the amount of such adjustment was determined);

                  (l) extensions of credit whether unsecured or secured in amount equal to or exceeding $100,000, originated on or after the date of the schedule previously provided to Acquiror (or if it is the first such schedule, the date of this Agreement) and before the date of the schedule in which reported, showing with respect to each, the credit type and the office; and

                  (m) renewals or extensions of maturity of outstanding extensions of credit whether unsecured or secured in amount equal to or exceeding $100,000, showing with respect to each, the credit type and the office.

         6.5 DISCLOSURE LETTER. Promptly in the case of material matters, and not less than monthly in the case of all other matters, Target and Target Bank shall amend or supplement the Target Disclosure Letter provided for herein pertaining to Target and Target Bank as necessary so that the information contained therein accurately reflects the then current status of Target and Target Bank and shall transmit copies of such amendments or supplements to Acquiror in accordance with Section 11.12 of this Agreement.

         6.6      SHAREHOLDER APPROVAL.

                  (a) Target will promptly take action necessary in accordance with applicable law and its Charter Documents to convene a meeting of its shareholders (the "Target Shareholders' Meeting") to be held as soon as practicable, for the purpose of voting on the transactions contemplated by this Agreement and related matters. In connection with the Target Shareholders' Meeting, (i) the Board of Directors of Target shall, subject to fiduciary duty, recommend shareholder approval of the Merger, the Bank Merger this Agreement and related matters; and (ii) Target shall use its best efforts to obtain such shareholder approval by the largest possible percentage and (iii) Target shall use its best efforts to cause the number of Target perfected dissenting shares to be the least possible number and in no event greater than 10.0%.

                  (b) Target Bank will promptly take action necessary in accordance with applicable law and its Charter Documents to convene a meeting of its shareholder to be held as soon as practicable, for the purpose of voting on the Bank Merger, this Agreement and related matters. Target shall vote all shares of Target Bank Stock which it owns at such meeting in favor of the Bank Merger, this Agreement and related matters.

         6.7      CONSENTS AND APPROVALS.

                  (a) Target and Target Bank will cooperate with Acquiror in the preparation of all filings, applications, notices and requests for waiver for Consents necessary or desirable for the consummation of the transactions contemplated in this Agreement. Target's and Target Bank's cooperation hereunder shall include, but not be limited to, providing all information concerning Target and Target Bank and their shareholders as may be required for such filings, applications, notices and requests for Consents and signing, to the extent required, all such filings, applications, notices and requests.

                  (b) To the extent that a Third Party Consent with respect to any contract, agreement, license, franchise, lease, commitment, arrangement, Permit or release that is material to the business of Target or Target Bank or that is contemplated in this Agreement is required in connection with the transactions contemplated in this Agreement, Target and Target Bank shall use their best efforts to obtain such consent prior to the Effective Time.

         6.8 PRESERVATION OF EMPLOYMENT RELATIONS PRIOR TO EFFECTIVE TIME. Target and Target Bank will use their best efforts consistent with current employment practices and policies to maintain the services of the officers and employees of Target and Target Bank through the Effective Time.

         6.9 COMPLIANCE WITH RULES. Target and Target Bank shall comply with the requirements of all applicable Rules, the noncompliance with which would materially and adversely affect the assets, liabilities, business, financial condition or results of operations or prospects of Target or Target Bank.

         6.10 TARGET BENEFIT ARRANGEMENTS. Subject to Section 9.1(d) hereof, Target, Target Bank and any effected officers, directors or employees shall mutually terminate all Target Benefit Arrangements (except for the Chief Executive Officer Retirement Plan, the Director Retirement Plan, the Senior Executive Retirement Plan, the employment agreement with Gerald Lukiewski of March 2, 1998 as amended on August 3, 1998 and the Change in Control Agreement with Gerald Lukiewski of April 27, 2000 (collectively "Excepted Arrangements")) without the imposition of any liability therefor to Acquiror, Bank or any other Party. The Excepted Arrangements shall be assumed by Bank in connection with the Bank Merger, provided that the liability assumed by the Bank shall not exceed the amount shown on Target's Disclosure Letter.

         6.11 AGREEMENT OF MERGER. As soon as practicable, Target and Target Bank shall execute the Agreement of Merger and Agreement of Bank Merger, respectively.

         6.12 NO SHOP. Neither Target nor any of its Affiliates shall, on or before the earlier of the Effective Time or the date of termination of this Agreement, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to any Competing Transaction (as such term is defined below), or negotiate with any Person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or any other representative retained by it or any of its Affiliates to take any such action, and Target shall promptly notify Acquiror (orally and in writing) of all of the relevant details relating to all inquiries and proposals which they may receive relating to any of such matters. For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving Target: any merger, consolidation, share exchange or other business combination; a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets of Target representing twenty-five percent (25%) or more of the asset of Target; a sale of shares of capital stock (or securities convertible or exchangeable into or otherwise evidencing, or any agreement or instrument evidencing, the right to acquire capital stock) or other Equity Security, representing twenty-five percent (25%) or more of the voting power of Target; a tender offer or exchange offer for at least twenty-five percent (25%) of the outstanding shares of Target Stock; a solicitation of proxies in opposition to approval of the Merger by Target shareholders; or a public announcement of an unsolicited BONA FIDE proposal, plan, or intention to do any of the foregoing. Notwithstanding any other provision in this Section 6.12 or elsewhere in this Agreement, nothing shall prevent Target from (i) engaging in any discussions or negotiations with, or providing any information to, any Person in response to an unsolicited BONA FIDE written proposal concerning a Competing Transaction by such Person or (ii) recommending such an unsolicited BONA FIDE written proposal concerning a Competing Transaction to the holders of Target Stock if and only if, prior to participating in any of the foregoing, (A) the Board of Directors of Target concludes in good faith that the Competing Transaction, if consummated, would result in a transaction more favorable to holders of Target Stock than the transaction contemplated by this Agreement; (B) the Board of Directors of Target determines in good faith based upon the written advice of outside counsel that participating in any such action is necessary for it to act in a manner not inconsistent with its fiduciary duties under applicable law; (C) at least 48 hours prior to providing any information or data to any person or entering into discussion or negotiations with any Person, the Board of Directors of Target notifies Acquiror of such inquires, proposals or offers received by, any information requested from, or any such discussion or negotiations sought to be initiated or continued with Target and Target Bank; PROVIDED, HOWEVER, that the taking of any such action or actions by Target or Target Bank shall entitle Acquiror to terminate this Agreement pursuant to Section 10.1(f) hereof, and in no event shall this sentence or the previous sentence operate to excuse or modify the obligations of Target under the Stock Option Agreement.

         6.13 AFFILIATES AND FIVE PERCENT SHAREHOLDER AGREEMENTS. Within thirty (30) days of the execution of this Agreement, (a) Target shall deliver to Acquiror a letter identifying all persons who are then "affiliates" of Target and Target Bank for purposes of Rule 145 under the Securities Act and (b) Target shall advise the persons identified in such letter of the resale restrictions imposed by applicable securities laws and shall use reasonable efforts to obtain from each person identified in such letter a written agreement substantially in the form attached hereto as Exhibit 6.13. Target shall use reasonable efforts to obtain from any person who becomes an affiliate of Target after Target's delivery of the letter referred to above, and on or prior to the date of the Target Shareholders' Meeting to approve this Agreement, a written agreement substantially in the form attached as Exhibit 6.13 hereto as soon as practicable after obtaining such status. At least 10 Business Days prior to the issuance of the opinion to be provided for in Section 8.1(h), Target shall use its best efforts to cause each person or group of persons who holds more than five percent (5%) of the Target Stock (regardless of whether such person is an "affiliate" under Rule 145) to deliver to AA, Vavrinek and Reitner & Stuart, a letter stating that such shareholder(s) has no present plan or intention to dispose of Acquiror Stock and committing that such shareholder(s) will not dispose of Acquiror Stock in a manner to cause a violation of the "continuity of shareholder interest" requirements of Treasury Regulation 1.368-1.

                                    ARTICLE 7
        FURTHER COVENANTS OF ACQUIROR, BANK, TARGET AND TARGET BANK

         7.1      S-4 AND PROXY STATEMENT.

                  (a) As promptly as practicable, Acquiror and Target shall cooperate with each other and exercise their best efforts to prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. The Parties hereto agree to provide the information necessary for inclusion in the Proxy Statement and S-4. Each of the parties will use its respective best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after it is filed. Acquiror shall pay all third party costs (except Target's legal and accounting fees) associated with the preparation and filing of the S-4, including the filing fees with the SEC and Blue Sky regulators as well as the costs of printing and mailing the Proxy Statement.

                  (b) After the date of the filing of the S-4 with the SEC, each of the Parties agrees promptly to notify the other of and to correct any information furnished by such Party that shall have become false or misleading in any material respect and to cooperate with the other to take all steps necessary to file with the SEC and have declared effective or cleared by the SEC any amendment or supplement to the S-4 so as to correct such information and to cause the Proxy Statement as so corrected to be disseminated to the shareholders of Target to the extent required by applicable Rules. All documents that the Parties file with the SEC or any other Governmental Entity in connection with this Agreement will comply as to form in all material respects with the provisions of applicable Rules.

                  (c) Acquiror shall take all required action with appropriate Governmental Entities under state securities or blue sky laws in connection with the issuance of Acquiror Stock pursuant to this Agreement.

         7.2 FILINGS. The Parties agree that through the Effective Time, each of its reports, registration statements and other filings required to be filed with any applicable Governmental Entity will comply in all material respects with the applicable statutes, rules and regulations enforced or promulgated by the Governmental Entity with which it will be filed and none will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statement contained in any such report, registration statement or other filing that is intended to represent the financial position of the entities or entity to which it relates will fairly present the financial position of such entities or entity and will be prepared in accordance with GAAP consistently applied during the periods involved.

         7.3 APPLICATIONS. Acquiror will promptly prepare and file, or cause to be prepared and filed, any applications or notices to Governmental Entities necessary to consummate the transactions contemplated hereby. Acquiror shall afford Target a reasonable opportunity to review all such applications and all amendments and supplements thereto before the filing thereof. The Parties covenant and agree that the S-4 and the Proxy Statement and all applications to the appropriate Governmental Entities for approval or consent to the transactions contemplated hereby, with respect to information relating to it, will comply in all material respects with the provisions of applicable law. Acquiror will use its best efforts to obtain all required regulatory approvals or consents and Target or Target Bank shall cooperate with Acquiror and Bank in such efforts.

         7.4      STOCK OPTIONS.

                  (a) At and as of the Effective Time and without further action by any Party, the Stock Option Plan of Target shall terminate. The Acquiror Stock Option Plan shall not be terminated at the Effective Time and outstanding Acquiror Stock Options at the Effective Time shall continue in effect.

                  (b) As of the Effective Time Acquiror shall grant substitute stock options to each person who has at the Effective Time an outstanding Target Stock Option. Each and every substitute stock option so granted by Acquiror to replace a Target Stock Option shall be 100% vested and shall be exercisable for that number of whole shares of Acquiror Stock equal to the product of (A) the number of shares of Target Stock that were purchasable under such Target Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, rounded down to the nearest whole number of shares of Acquiror Stock. Further, each and every substitute stock option so granted by Acquiror to replace a Target Stock Option shall provide for a per share exercise price which shall be equal to the quotient determined by dividing
(A) the exercise price per share of Target Stock at which such Target Stock Option was exercisable immediately prior to the Effective Time by (B) the Exchange Ratio. Each substitute option shall have a duration equal to the remaining duration of the Target Stock Option for which it is substituted. At the Effective Time, Acquiror shall issue to each holder of an outstanding Target Stock Option a substitute stock option providing for the terms discussed above.

         7.5 FURTHER ASSURANCES. Acquiror/Bank and Target/Target Bank agree that from time to time, whether before, at or after the Effective Time, they will execute and deliver such further instruments of conveyance and transfer and to take such other action as may be reasonable or necessary to consummate the Merger and/or the Bank Merger and the transactions contemplated in this Agreement. Acquiror, Bank, Target and Target Bank agree to take such further action as may reasonably be requested to facilitate consummation of the transactions contemplated in this Agreement and that are not inconsistent with the other provisions of this Agreement.

         7.6 CORPORATE GOVERNANCE. Prior to the Effective Time, Acquiror shall take or cause to be taken all necessary steps to effect the Acquiror and Bank Corporate Governance Changes at the Effective Time.

         7.7 LISTING OF ACQUIROR STOCK. Acquiror shall take all reasonable steps to have the shares of Acquiror Stock to be issued in the Merger listed on the NASDAQ National Market as the Effective Date or as soon thereafter as is practicable.

         7.8 COORDINATION OF DIVIDENDS. Until the Effective Time, Target shall coordinate with Acquiror the declaration of any dividends or other distributions with respect to Target Stock and the record dates and payment dates relating thereto, it being the intention of the Parties that holders of shares of Target Stock shall not receive more than one dividend, or fail to receive one dividend, for any single calendar quarter on their shares of Target Stock (including any shares of Acquiror Stock received in exchange therefor in the Merger).

                                    ARTICLE 8
                 CONDITIONS TO THE PARTIES' OBLIGATIONS TO CLOSE

         8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO CLOSE. The respective obligations of Acquiror and Bank, on the one hand, and Target and Target Bank, on the other, to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) The Agreement and the transactions contemplated hereby shall have received all requisite approvals of the shareholders of Target.

                  (b) No judgment, decree, injunction, order or proceeding shall be outstanding or threatened by any Governmental Entity which prohibits or restricts the effectuation of, or threatens to invalidate or set aside, the Merger or the Bank Merger substantially in the form contemplated by this Agreement, unless counsel to the party again whom such action or proceeding was instituted or threatened renders to the other Parties hereto a favorable opinion that such judgment, decree, injunction, order or proceeding is without merit.

                  (c) On or before September 30, 2001, (i) the Parties shall have received any required Consent from the FRB, the Commissioner, the FDIC, and, at or prior to the Effective Time, this Agreement and the transactions contemplated hereby shall have been approved by any other Governmental Entity whose Consent is required for consummation of the transactions contemplated in this Agreement and (ii) no final FASB ruling is adopted prohibiting the use of "pooling of interest" accounting treatment in this transaction or which otherwise limits the benefits to Acquiror of the "pooling of interest" accounting rules as they exist as of the date hereof, in each case either unconditionally or without the imposition of conditions or limitations that are applicable to any Party or would become applicable to Acquiror or the Surviving Bank after the Merger and/or the Bank Merger that Acquiror reasonably and in good faith concludes would materially adversely affect the financial condition or operations of any Party or otherwise would be materially burdensome to any Party and all such Consents shall be in effect at the Effective Time, which Consents shall permit the Merger and the Bank Merger and permit the Surviving Bank to acquire and conduct all direct and indirect activities as previously conducted by Target Bank, at or prior to the Effective Time, and all required waiting periods shall have expired.

                  (d) No Rule shall be outstanding or threatened by any Governmental Entity which prohibits or materially restricts the consummation of, or threatens to invalidate or set aside, the Merger or the Bank Merger substantially in the forms contemplated by this Agreement or which would not permit the businesses presently carried on by Target, Target Bank, Acquiror or Bank to continue materially unimpaired following the Effective Time, unless counsel to the Party or Parties against whom such action or proceeding was instituted or threatened renders to the other Party or Parties hereto a favorable opinion that such Rule is without merit and counsel to the other Party concurs with such opinion.

                  (e) All Third Party Consents necessary to permit the Parties to consummate the transactions contemplated in the Agreement shall have been obtained prior to the Effective Time, unless the failure to obtain any such Third Party Consent would not have a material adverse effect on the business, financial condition, or results of operations of Acquiror on a consolidated basis.

                  (f) The S-4 shall have been declared effective by the SEC and shall not be the subject of any stop order or proceedings seeking or threatening a stop order. Acquiror shall have received all state securities or "Blue Sky" permits and other authorization necessary to issue the Acquiror Stock to consummate the Merger.

                  (g) Target and Acquiror shall have received from AA, an opinion reasonably satisfactory to each of them to the effect that the Merger shall not result in the recognition of gain or loss for federal income tax purposes to Target, Target Bank, Acquiror or Bank, nor shall the issuance of Acquiror Stock result in the recognition of gain or loss by the holders of Target Stock who receive such stock in connection with the Merger, nor shall a holder of an outstanding stock option granted under Target's stock option plan recognize income, gain or loss as a result of the granting of a substitute option nor shall the granting of such substitutes be deemed to be a modification of any incentive stock option granted under Target's stock option plan, dated prior to the date of the Proxy Statement is first mailed to the shareholders of Acquiror and Target and such opinions shall not have been withdrawn or modified in any material respect.

                  (h) Prior to the Effective Time, AA shall have delivered a written opinion to Target and Acquiror that the Merger and the other transactions contemplated hereby will qualify for pooling-of-interest accounting treatment. In making its determination that the Merger will qualify for such treatment, AA shall be entitled to assume that cash will be paid with respect to all shares held of record by any holder of Dissenting Shares. In connection with AA's opinion, Vavrinek shall have delivered to AA its opinion that the Target is a "poolable" entity under GAAP.
                                       50

         8.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF ACQUIROR AND BANK TO CLOSE. The obligations of Acquiror and Bank to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

                  (a) All actions necessary to authorize the execution, delivery and performance of the Agreement, the consummation of the Merger, the consummation of the Agreement of Merger, the consummation of the Bank Merger, and the consummation of the Agreement of Bank Merger shall have been duly and validly taken by the board of directors and shareholders of Target and Target Bank, as the case may be.

                  (b) The representations and warranties of Target and Target Bank contained in Article 4 of this Agreement shall have been true and correct in all material respects (i) on the date of this Agreement; and (ii) at and as of the Effective Time as though all such representations and warranties had been made on and as of the Effective Time, except with respect to representations and warranties that, by their terms, speak as of a different time; and Acquiror shall have received a certificate to that effect dated the Effective Time and executed on behalf of Target and Target Bank by their respective chief executive officer and chief financial officer. It is understood and acknowledged that the representations made on and as of the date of the Agreement shall be true and correct as of the date of the Agreement without giving effect to any update with respect to the Disclosure Letter pertaining to Target and Target Bank as updated in accordance with Section 6.5.

                  (c) Each of the covenants and agreements of Target and Target Bank contained in this Agreement to be performed at or before the Effective Time shall have been so performed in all material respects; and Acquiror shall have received a certificate to that effect dated the Effective Time and executed by the respective chief executive officer and chief financial officer of Target and Target Bank.

                  (d) During the period from the date of this Agreement to the Effective Time, there shall not have occurred any event related to the business, condition (financial or otherwise), capitalization or properties of Target or Target Bank that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of Target or Target Bank after consummation of the Merger or the Bank Merger, whether or not such event, change or effect is reflected in Target's Disclosure Letter to this Agreement, as amended or supplemented, after the date of this Agreement; and Acquiror shall have received a certificate to that effect dated the Effective Time and signed by the respective chief executive officer and chief financial officer of Target and Target Bank.

                  (e) Target and Target Bank shall have delivered to Acquiror a written opinion of Knecht & Hansen dated as of the Effective Time substantially in the form attached to this Agreement as Exhibit 8.2(e).

                  (f) Acquiror shall have received a letter from Dain, Rauscher, Wessles dated as of a date within five (5) Business Days of the mailing of the Proxy Statement to the shareholders of Target to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of Acquiror.

                  (g) Concurrently with the execution of this Agreement, each director of Target shall have executed and delivered to Acquiror a Target Directors' Agreement substantially in the form of Exhibit 2.6.

                  (h) Within 30 days of the execution of this Agreement, Acquiror shall have received from each person named in the letter or otherwise referred to in Section 6.13 of this Agreement an executed copy of the agreement required by Section 6.13.

                  (i) Acquiror shall have received satisfactory evidence that all of Target's Benefit Arrangements have been treated as provided in Articles 6 and 9 of this Agreement.

                  (j) Acquiror shall have received the written resignation of each director of Target and Target Bank dated as of the Effective Date; provided, however, that such resignations shall not effect Acquiror's and Bank's obligations to make the Acquiror and Bank Corporate Governance Changes.

         8.3 ADDITIONAL CONDITIONS TO OBLIGATIONS OF TARGET AND TARGET BANK TO CLOSE. The obligations of Target and Target Bank to consummate the Merger and the other transactions contemplated herein is subject to the satisfaction or waiver, at or prior to the Effective Time, of each of the following conditions:

                  (a) All actions necessary to authorize the execution, delivery and performance of the Agreement, consummation of the Merger, consummation of the Agreement of Merger, consummation of the Bank Merger and the consummation of the Agreement of Bank Merger shall have been duly and validly taken by the respective boards of directors and shareholders of Acquiror and Bank, as the case may be.

                  (b) The representations and warranties of Acquiror and Bank contained in Article 3 of this Agreement shall be true and correct in all material respects (i) on the date of this Agreement; and (ii) at and as of the Effective Time as though all such representations and warranties had been made at and as of such time, except with respect to representations and warranties that, by their terms, speak as of a different time; and Target shall have received a certificate to that effect dated the Effective Time and executed on behalf of Acquiror and Bank by their respective chief executive officer and chief financial officer. It is understood and acknowledged that the representations made on and as of the Effective Time shall be made without giving effect to any update with respect to the Disclosure Letters pertaining to Acquiror and Bank as updated in accordance with Section 5.5.

                  (c) The covenants and agreements of Acquiror and Bank to be performed at or before the Effective Time shall have been duly performed in all material respects; and Target shall have received one or more certificates to that effect dated the Effective Time and executed by the respective chief executive officer and chief financial officer of Acquiror and Bank.

                  (d) During the period from the date of this Agreement to the Effective Time, there shall not have occurred any event related to the business, condition (financial or otherwise), capitalization or properties of Acquiror or Bank that has had or could reasonably be expected to have a material adverse effect on the business, financial condition, or results of operations of the Surviving Bank or Acquiror after consummation of the Merger or the Bank Merger, whether or not such event, change or effect is reflected in Acquiror's Disclosure Letters to this Agreement, as amended or supplemented, after the date of this Agreement; and Target shall have received a certificate to that effect dated the Effective Time and signed by the chief executive officer and chief financial officer of Acquiror and Bank.

                  (e) Acquiror and Bank shall have delivered to Target a written opinion of Reitner & Stuart dated the Effective Time substantially in the form attached to this Agreement as Exhibit 8.3(e).

                  (f) Target shall have received a letter from the Findley Group dated as of a date within five (5) Business Days of the mailing of the Proxy Statement to the shareholders of Target, to the effect that the transactions contemplated by this Agreement are fair from a financial point of view to the shareholders of Target.

                  (g) Within 30 days of the execution of this Agreement, Target shall have received from each person named in the letter or otherwise referred to in Section 5.10 of this Agreement an executed agreement required by Section 5.10.

                  (h) Acquiror and Bank shall have taken all actions necessary to effect the Acquiror and Bank Corporate Governance Changes.

                                    ARTICLE 9
                                EMPLOYEE BENEFITS

         9.1      EMPLOYEE BENEFITS.

                  (a) All employees of Target and Target Bank at the Effective Time shall be entitled to participate in the Acquiror Benefit Arrangements on the same basis as other similarly situated employees of Acquiror or Bank. Each of these employees will be credited for eligibility, participation and vesting purposes (provided that no more than 180 days of sick leave may be carried over into Acquiror's sick leave program), with such employee's respective years of past service with Target or Target Bank (or other prior service so credited by Target) as though they had been employees of Acquiror.

                  (b)      Target and Acquiror have agreed as set forth on
Exhibit 9.1(b) to a severance policy by which all employees of Target or Target Bank who are not offered employment or who are terminated within twelve months following the Effective Time and who satisfy the requirements of Acquiror's severance plan will receive severance benefits.

                  (c) Provided such agreement is listed on the Target Disclosure List and a complete copy of such agreement has been provided to Acquiror prior to the date hereof, Acquiror hereby agrees to honor, in accordance with their terms, any existing individual employment, severance, deferred compensation, and similar agreements between Target and/or Target Bank and the Executive Officers of Target or Target Bank listed on Exhibit 9.1(c)(1). Notwithstanding any other provision of this Agreement, no employee shall receive duplicative benefits by reason of this Section.

                  (d) From the date hereof, Target and Acquiror shall cooperate to determine the appropriate treatment of Target Benefit Arrangements, such as termination, merger into a plan, etc., and shall take such actions as shall be reasonably requested by Acquiror with respect to Target Benefit Arrangements, provided that Acquiror, Bank, Target and Target Bank shall not be required to take any action that would be in breach of the fiduciary duties of the Plan trustees or administrators.

                                   ARTICLE 10
                 TERMINATION OF AGREEMENT; WAIVER OF CONDITIONS

         10.1 TERMINATION OF AGREEMENT. Anything herein to the contrary notwithstanding, this Agreement and the transactions contemplated hereby including the Merger and the Bank Merger may be terminated at any time before the Effective Time, whether before or after approval by the shareholders of Target as follows, and in no other manner:

                  (a) By mutual consent of Acquiror and Bank, on the one hand, and Target and Target Bank, on the other;

                  (b) By Acquiror or Target (i) if any conditions set forth in Section 8.1 shall not have been met by September 30, 2001, or (ii) upon the expiration of 20 Business Days after any Governmental Entity denies or refuses to grant any approval, consent or authorization required to be obtained in order to consummate the transaction contemplated by this Agreement unless, within said 20 Business Day period after such denial or refusal, all Parties hereto agree to resubmit the application to the Governmental Entity that has denied, or refused to grant the approval, consent or authorization requested;

                  (c)      By Acquiror if any conditions set forth in Section
8.2 shall not have been met, or by Target if any conditions set forth in Section
8.3 shall not have been met, by September 30, 2001, or such earlier time as it becomes apparent that such condition cannot be met;

                  (d) By Acquiror, if Target or Target Bank should (i) materially breach any of its representation or warranty contained herein or (ii) materially default in the observance or in the due and timely performance of any of its covenants and agreements herein contained, and in either case, such breach and/or default shall not have been fully cured within 20 Business Days from the date of delivery of written notice specifying the alleged breach and/or default;

                  (e) By Target, if Acquiror or Bank should (i) materially breach any of its representation or warranty contained herein or (ii) materially default in the observance or in the due and timely performance of any of their covenants and agreements herein contained, and in either case, such breach and/or default shall not have been fully cured within 20 Business Days from the date of delivery of written notice specifying the alleged breach and/or default;

                  (f) By Acquiror, if Target shall have failed to act or refrain from doing any act pursuant to Section 6.12; or

                  (g) By Acquiror during the five trading day period preceding the anticipated Effective Date, if the Average Closing Price is less than $14.33 subject, however, to the following provisions. If Acquiror elects to exercise its termination right pursuant to the immediately preceding sentence, it shall give prompt written notice to Target; provided that such notice may be withdrawn by Acquiror at any time within two business days following the giving of such notice by Acquiror to Target. If said notice is rescinded by Acquiror during said two day period, no termination shall have occurred pursuant to this subsection and this Agreement shall remain in effect in accordance with its terms.

         10.2 EFFECT OF TERMINATION. In the event that this Agreement shall be terminated pursuant to Section 10.1 hereof, all further obligations of the Parties hereto under this Agreement shall terminate without further liability of any Party to another; provided, however, that no termination of this Agreement under Section 10.1 for any reason or in any manner shall release, or be construed as so releasing, any Party from its obligations under Sections 11.1,
11.9 or 11.10, hereof and notwithstanding the foregoing if such termination shall result from the willful failure of a Party to fulfill a condition to the performance of the obligations of any other Party or to perform a covenant of such Party in this Agreement, such Party shall, subject to the provision of
Section 11.1, be fully liable for any and all damages, costs and expenses (including, but not limited to, reasonable attorneys' fees sustained or incurred by the other Party or Parties in connection with negotiating and implementing the transactions contemplated in this Agreement).

         10.3     WAIVER OF CONDITIONS. If any of the conditions specified in
Section 8.2 has not been satisfied, Acquiror and Bank may nevertheless, at their election, proceed with the transactions contemplated in this Agreement. If any of the conditions specified in Section 8.3 has not been satisfied, Target and Target Bank may nevertheless, at its election, proceed with the transactions contemplated in this Agreement. If any Party elects to proceed pursuant to the provisions hereof, the conditions that are unsatisfied immediately prior to the Effective Time shall be deemed to be satisfied, as evidence by a certificate delivered by the electing Party.

         10.4 FORCE MAJEURE. Acquiror and Target agree that, notwithstanding anything to the contrary in this Agreement, in the event this Agreement is terminated as a result of a failure of a condition, which failure is due to a natural disaster or other act of God, or an act of war, and provided neither Party has materially failed to observe the obligations of such Party under this Agreement, neither Party shall be obligated to the other Party to this Agreement for any expenses or otherwise be liable hereunder.

                                   ARTICLE 11
                                     GENERAL

         11.1     EXPENSES.

                  (a) Target and Target Bank hereby agrees that if this Agreement is terminated by Acquiror (i) pursuant to Section 10.1(c), because of the failure of Target shareholders to approve the Agreement and the transactions contemplated hereby or because of the failure of the condition set forth in
Section 8.2(d), or (ii) pursuant to Section 10.1(d), Target shall promptly, and in any event within seven Business Days after such termination, pay (or cause Target Bank to pay) Acquiror all Expenses (as defined below) of Acquiror and Bank but not to exceed $500,000.

                  (b) Acquiror and Bank hereby agree that if this Agreement is terminated by Target (i) pursuant to Section 10.1(c) because of the failure of the condition set forth in Section 8.3(d), or (ii) pursuant to Section 10.1(e), Acquiror shall promptly, and in any event within seven Business Days after such termination, pay (or cause Bank to pay) Target all Expenses (as defined below) of Target and Target Bank but not to exceed $500,000.

                  (c) Except as otherwise provided herein and in Section 7.1, all Expenses incurred by Acquiror/Bank or Target/Target Bank in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, representatives, counsel, and accountants employed by either of the Parties or its affiliates, shall be borne solely and entirely by the Party which has incurred the same.

                  (d) "Expenses" as used in this Agreement shall include all reasonable out-of-pocket expenses (including all fees and expenses of attorneys, accountants, investment bankers, experts and consultants to the Party and its Affiliates) incurred by the Party or on its behalf in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of shareholder approvals and all other matters related to the closing of the transactions contemplated hereby.

         11.2 AMENDMENTS. To the fullest extent permitted by law, this Agreement may be amended by agreement in writing of the Parties hereto at any time prior to the Effective Time, whether before or after approval of this Agreement by the shareholders of Target.

         11.3 DISCLOSURE LETTER; EXHIBITS; INTEGRATION. Each Disclosure Letter, exhibit and letter delivered pursuant to this Agreement shall be in writing and shall constitute a part of the Agreement, although Disclosure Letters and other letters need not be attached to each copy of this Agreement. This Agreement, together with such Disclosure Letters, exhibits and letters, and the Stock Option Agreement constitute the entire agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understanding of the Parties in connection therewith.

         11.4 BEST EFFORTS. Each Party will use its best efforts to cause all conditions to the obligations of the Parties to be satisfied.

         11.5 GOVERNING LAW. This Agreement and the legal relations between the Parties shall be governed by and construed in accordance with the laws of California except to the extent that the provisions of federal law are mandatorily applicable.

         11.6 NO ASSIGNMENT. Neither this Agreement nor any rights, duties or obligations hereunder shall be assignable by Acquiror/Bank or Target/Target Bank, in whole or in part, without the prior written consent of the other Party. Any attempted assignment in violation of this prohibition shall be null and void. Subject to the foregoing, all of the terms and provisions hereof shall be binding upon, and inure to the benefit of, the successors and assigns of the Parties hereto.

         11.7 HEADINGS. The descriptive headings contained in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

         11.8 COUNTERPARTS. This Agreement and any exhibit hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each Party hereto and delivered to each Party hereto.

         11.9 PUBLICITY AND REPORTS. Acquiror, Bank, Target and Target Bank shall coordinate all publicity relating to the transactions contemplated by this Agreement and no Party shall issue any press release, publicity statement or other public notice relating to this Agreement or any of the transactions contemplated hereby without obtaining the prior consent of the other Party, except to the extent that legal counsel to any Party shall deliver a written opinion to the other Party to the effect that a particular action is required by applicable Rules.

         11.10 CONFIDENTIALITY. All Confidential Information disclosed heretofore or hereafter by any Party to this Agreement to any other Party to this Agreement shall be kept confidential by such other Party and shall not be used by such other Party otherwise than as herein contemplated, except to the extent that (a) it is necessary or appropriate to disclose to the Commissioner, the FDIC, the FRB or any other Governmental Entity having jurisdiction over any of the Parties or as may be otherwise be required by Rule (any disclosure of Confidential Information to a Governmental Entity shall be accompanied by a request that such Governmental Entity preserve the confidentiality of such Confidential Information): or (b) to the extent such duty as to confidentiality is waived by the other Party. Such obligation as to confidentiality and non-use shall survive the termination of this Agreement pursuant to Article 10. In the event of such termination and on request of another Party, each Party shall use all reasonable efforts to (1) return to the other Parties all documents (and reproductions thereof) received from such other Parties that contain Confidential Information (and, in the case of reproductions, all such reproductions made by the receiving Party); and (2) destroy the originals and all copies of any analyses, computations, studies or other documents prepared for the internal use of such Party that included Confidential Information.

         11.11 SPECIFIC PERFORMANCE. Target, Target Bank, Bank and Acquiror each acknowledge that, in view of the uniqueness of their respective businesses and the transactions contemplated in this Agreement, each Party would not have an adequate remedy at law for money damages in the event that this Agreement has not been performed in accordance with its terms, and therefore each Party agrees that the other shall be entitled to specific enforcement of the terms hereof in addition to any other remedy to which it may be entitled, at law or in equity.

         11.12 NOTICES. Any notice or communication required or permitted hereunder, including, without limitation, supplemental Disclosure Letters shall be deemed to have been given if in writing and (a) delivered in person, (b) telexed, or (c) telecopied (provided that any notice given pursuant to clauses
(b) and (c) is also mailed by certified or registered mail, postage prepaid), as follows:

                           If to Acquiror or Bank, addressed to:

                                    Carrol R. Pruett
                                    Chairman of the Board
                                    1026 Grand Avenue
                                    Arroyo Grande, CA 93402
                                    Fax No. (805) 473-7752

                           With a copy addressed to:

                                    Barnet Reitner, Esq.
                                    Reitner & Stuart
                                    1319 Marsh Street
                                    San Luis Obispo, CA 93401
                                    Fax No. (805) 545-8599

                           If to Target or Target Bank, addressed to:

                                    Robert J. Lagomarsino
                                    Chairman of the Board
                                    300 South Mills Road
                                    Ventura, CA 93003
                                    Fax No. (805) 658-6635

                           With a copy addressed to:

                                    Loren P. Hansen, Esq.
                                    Knecht & Hansen
                                    1301 Dove Street, Suite 900
                                    Newport Beach, CA 92660
                                    Fax No.  (949) 851-1732

or at such other address and to the attention of such other Person as a Party may notice to the others in accordance with this Section 11.12. Notwithstanding anything to the contrary contained herein, notice and/or delivery to Acquiror shall be deemed notice and/or delivery to Bank.

         11.13 KNOWLEDGE. Whenever any statement herein or in any Disclosure Letter, certificate or other document delivered to any Party pursuant to this Agreement is made "to the knowledge" or "to the best knowledge" of any Party or other Person such Party or other Person shall make such statement only after conducting an investigation reasonable under the circumstances of the subject matter thereof, and each such statement shall constitute a representation that such investigation has been conducted.

         11.14 SEVERABILITY. If any portion of this Agreement shall be deemed by a court of competent jurisdiction to be unenforceable, the remaining portions shall be valid and enforceable only if, after excluding the portion deemed to be unenforceable, the remaining terms hereof shall provide for the consummation of the transactions contemplated herein in substantially the same manner as originally set forth at the date this Agreement was executed.

         11.15 ATTORNEYS' FEES. In the event any of the parties to this Agreement brings an action or suit against any other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof, or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or the body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other party having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such prevailing action, including, without limitation, legal fees and court costs (whether or not taxable as such).

         11.16 TERMINATION OF REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants of each Party contained herein or in any certificate or other writing delivered by such party pursuant hereto or in connection herewith shall not survive the Effective Time.

         WITNESS, the signature of Acquiror, as of the 9th day of April 2001, set by its Chairman and attested to by its Assistant Secretary, pursuant to a resolution of its Board of Directors, acting by at least a majority:

         MID-STATE BANCSHARES


By:  /s/ CARROL R. PRUETT                       Attest:  /s/ JAMES G. STATHOS
     ---------------------------------                   ---------------------
       Carrol R. Pruett                                    James G. Stathos
       Chairman of the Board                               Assistant Secretary


         WITNESS, the signature of Mid-State Bank, as of the 9th day of April, 2001 set by its President and attested to by its Assistant Secretary, pursuant to a resolution of its Board of Directors, acting by at least a majority:

       MID-STATE BANK


By:  /s/ JAMES W. LOKEY                        Attest:  /s/ JAMES G. STATHOS
     ---------------------------------                  ---------------------
       James W. Lokey                                     James G. Stathos
       President                                          Assistant Secretary


         WITNESS, the signature of Americorp, as of the 9th day of April, 2001 set by its Chairman and attested to by its Secretary, pursuant to a resolution of its Board of Directors, acting by at least a majority:

      AMERICORP

By:  /s/ ROBERT J. LAGOMARSINO                   Attest:  /s/ EDWARD PAUL
     --------------------------------------               --------------------
       Robert J. Lagomarsino                                Secretary
       Chairman of the Board


         WITNESS, the signature of American Commercial Bank, as of the 9th day of April, 2001 set by its President and attested to by its Secretary, pursuant to a resolution of its Board of Directors, acting by at least a majority:

       AMERICAN COMMERCIAL BANK


By:  /s/ GERALD J. LUKIEWSKI                     Attest  /s/ EDWARD PAUL
     -----------------------------------                 ----------------------
       Gerald J. Lukiewski                               Secretary
       President

                                     TARGET

                              DIRECTORS' AGREEMENT

         This Directors' Agreement ("Agreement") is made and entered into this 9th day of April, 2001, by and between Mid-State Bancshares, a California corporation and a registered bank holding company ("Acquiror") and each of the other persons executing this Agreement (each such person is referred to individually as a "Director" and collectively as "Directors") with reference to the following facts:

         A. Acquiror, its wholly-owned subsidiary, Mid-State Bank, a California state-chartered banking corporation ("Bank"), Americorp, a California corporation and a registered bank holding company ("Target") and American Commercial Bank, a state-chartered banking corporation ("Target Bank") have entered into that certain Agreement to Merge and Plan of Reorganization dated as of this date ("Reorganization Agreement"), pursuant to which Target will merge with and into Acquiror and Target Bank will merge into Bank (collectively "Merger") and Acquiror will issue shares of its common stock to the shareholders of Target in exchange for their shares of Target.

         B. In order to facilitate Acquiror, Bank, Target and Target Bank entering into the Reorganization Agreement, the Directors (comprising the entire Board of Directors of Target) desire to enter into this Agreement. The execution of this Agreement shall be a condition precedent to the execution of the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, the parties hereto agree as follows:

         1.  AGREEMENTS OF DIRECTORS.

                  1.1 AGREEMENT TO VOTE. At any meeting of shareholders of Target or in connection with any solicitation of the written consent of shareholders of Target to approve the Merger, the Reorganization Agreement and the transactions contemplated thereby, each of the Directors shall vote or cause to be voted all shares of Common Stock of Target ("Target Stock") owned by each such Director and any other shares of Target Stock hereafter acquired by each such Director in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Reorganization Agreement which requires the approval of the shareholders of Target, including but not limited to the "Merger", as that term is defined in the Reorganization Agreement.

                  1.2 AGREEMENT TO RECOMMEND. Subject to their fiduciary obligations, each Director shall recommend to the shareholders of Target to vote in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Reorganization Agreement.

                   1.3 RESTRICTIONS ON DISPOSITIONS. Each Director agrees that, except (i) with the prior written consent of Acquiror; or (ii) pursuant to the Merger, such Director will not pledge nor otherwise encumber, sell, assign or otherwise dispose of any shares of Target Stock currently owned, or acquired after the date of this Agreement, by such Director.

                  1.4 AGREEMENT NOT TO COMPETE. For a period of three (3) years from the date of the Merger, each Target Director agrees that he or she shall not directly or indirectly enter into or in any manner take part in any business, profession or other endeavor which shall be competitive with the business of Bank or Acquiror in any county in which Bank or Acquiror conducts business, as an employee, agent, independent contractor, 1% or more owner of an entity, director or other business representative; in addition, each Target Director agrees that for three (3) year period described herein, such Target Director will not solicit any customer with whom Target, Target Bank, Acquiror or Bank has done business during the five (5) year period preceding the date of this Agreement.

                  1.5 COOPERATION. Each Director agrees to cooperate fully with Acquiror in connection with the Merger.

         2.  REPRESENTATIONS AND WARRANTIES OF TARGET DIRECTORS.

         Each of the Directors represents and warrants to and agrees with Acquiror as follows:

                  2.1 CAPACITY. Each such Director has all the requisite capacity and authority to enter into and perform such Director's obligations under this Agreement.

                  2.2 BINDING AGREEMENT. This Agreement constitutes the valid and binding obligation of each such Director.

                  2.3 NON-CONTRAVENTION. The execution and delivery of this Agreement by each such Director does not, and the performance by such Director of such Director's obligations hereunder and the consummation by such Director of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Director is a party or by which such Director is bound, or any statute, rule or regulation to which such Director or any of such Director's property is subject.

                  2.4 OWNERSHIP OF SHARES. SCHEDULE 1 hereto correctly sets forth the number of shares of Target Stock owned by each Director, or with respect to which each Director has voting power or beneficial ownership, as of the date indicated on such schedule. Each Director has good title to all of the shares of Target Stock indicated as owned by such Director in the capacity set forth on SCHEDULE 1 as of the date indicated on such SCHEDULE 1 and such shares of Target Stock are so owned free and clear of any liens, security interests, charges or other encumbrances, except as set forth in such SCHEDULE 1.

         3.  TERMINATION.

                  3.1 TERMINATION DATE. This Agreement shall terminate and be of no further force and effect upon the termination of the Reorganization Agreement in accordance with the terms thereof. Consummation of the Merger and the other matters contemplated by the Reorganization Agreement shall not terminate this Agreement.

                  3.2 EFFECT OF TERMINATION. Upon the termination of this Agreement in accordance with Section 3.1 hereof, the respective obligations of the parties hereto shall immediately become void and have no further force or effect except that the termination of this Agreement shall not excuse or forgive any breach hereof.

         4. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that monetary damages will not compensate adequately the parties hereto for nonperformance. Accordingly, each party agrees that such party's obligations shall be enforceable by court order requiring specific performance.

         5.  MISCELLANEOUS.

                  5.1 EXPENSES. Each party hereto shall pay its own costs and expenses, including, without limitation, those of its attorneys and accountants, in connection with this Agreement and transactions covered and contemplated hereby.

                  5.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and be made by (a) hand delivery; (b) overnight mail; (c) United States mail, first class, certified or postage prepaid; or (d) facsimile transmission, and shall be deemed to have been duly given (i) on the date of service if delivered by hand or facsimile transmission (provided that telecopied notices are also mailed by United States mail, first class, certified or registered, postage prepaid); (ii) on the next day if delivered by overnight mail; or first-class, certified or registered, postage prepaid, and properly addressed as follows:

                           (a) If to Acquiror:

                           Carrol R. Pruett
                           Chairman of the Board
                           1026 Grand Avenue
                           Arroyo Grande, CA 93402
                           Fax NO. (805) 473-7752

                                    (b) If to a Director:
                                    to the Director and at the address
                                    noted on the final page hereof.

The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this
SECTION 5.2.

                  5.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that, except as otherwise contemplated herein, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by any Director without the prior written consent of Acquiror and any purported assignment in violation of this Section 5.3 shall be null and void.

                  5.4 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person other than the parties hereto. As used in this Agreement, the term "party" or "parties" shall refer only to Acquiror and the Directors or any of them.

                  5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

                  5.6 GOVERNING LAW. This Agreement is made and entered in the State of California and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

                  5.7 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

                  5.8 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

                  5.9 ATTORNEY'S FEES. In the event a Director or Acquiror brings an action or suit against the other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such action or suit, including, without limitation, legal fees and court costs (whether or not taxable as such). In an action or suit brought by a Director or Acquiror to enforce any provision hereof, or for damages for the breach hereof, such action or suit shall be commenced and maintained exclusively in California state courts.

                  5.10 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have not been induced by any representation, statements, warranties or agreements other than those expressed herein. This Agreement, in addition to the applicable provisions of the Reorganization Agreement, embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

                  5.11 SEVERABILITY. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law. However, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, it shall be construed, interpreted and limited to effectuate its purpose to the maximum legally permissible extent. If it cannot be so construed and interpreted so as to be valid under such law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement, and this Agreement shall be construed to the maximum extent possible to carry out its terms without such invalid or unenforceable provision or portion thereof.

                  5.12 SEVERAL OBLIGATIONS. All duties and obligations of each party to this Agreement shall be several and not joint.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       --------------------------------------
                                       Director

                                       MID-STATE BANCSHARES

                                       By:
                                           ----------------------------------

"Director"
and address

--------------------------------------
--------------------------------------
--------------------------------------
--------------------------------------

                                   SCHEDULE 1

NAME                       DATE                      NUMBER OF SHARES



                              DIRECTORS' AGREEMENT

                                 EDWARD P. PAUL

         This Directors' Agreement ("Agreement") is made and entered into this 9th day of April, 2001, by and between Mid-State Bancshares, a California corporation and a registered bank holding company ("Acquiror") and Edward P. Paul (such person is referred to as the "Director") with reference to the following facts:

         A. Acquiror, its wholly-owned subsidiary, Mid-State Bank, a California state-chartered banking corporation ("Bank"), Americorp, a California corporation and a registered bank holding company ("Target") and American Commercial Bank, a state-chartered banking corporation ("Target Bank") have entered into that certain Agreement to Merge and Plan of Reorganization dated as of this date ("Reorganization Agreement"), pursuant to which Target will merge with and into Acquiror and Target Bank will merge into Bank (collectively "Merger") and Acquiror will issue shares of its common stock to the shareholders of Target in exchange for their shares of Target.

         B. In order to facilitate Acquiror, Bank, Target and Target Bank entering into the Reorganization Agreement, the Directors (comprising the entire Board of Directors of Target) desire to enter into a Directors' Agreement. The execution of this Agreement shall be a condition precedent to the execution of the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, the parties hereto agree as follows:

         1.  AGREEMENTS OF DIRECTORS.

                  1.1 AGREEMENT TO VOTE. At any meeting of shareholders of Target or in connection with any solicitation of the written consent of shareholders of Target to approve the Merger, the Reorganization Agreement and the transactions contemplated thereby, the Director shall vote or cause to be voted all shares of Common Stock of Target ("Target Stock") owned by such Director and any other shares of Target Stock hereafter acquired by such Director in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Reorganization Agreement which requires the approval of the shareholders of Target, including but not limited to the "Merger", as that term is defined in the Reorganization Agreement.

                  1.2 AGREEMENT TO RECOMMEND. Subject to their fiduciary obligations, each Director shall recommend to the shareholders of Target to vote in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Reorganization Agreement.

                   1.3 RESTRICTIONS ON DISPOSITIONS. Each Director agrees that, except (i) with the prior written consent of Acquiror; or (ii) pursuant to the Merger, such Director will not pledge nor otherwise encumber, sell, assign or otherwise dispose of any shares of Target Stock currently owned, or acquired after the date of this Agreement, by such Director.

                  1.4 AGREEMENT NOT TO COMPETE. For a period of three (3) years from the date of the Merger, each Target Director agrees that he or she shall not directly or indirectly enter into or in any manner take part in any business, profession or other endeavor which shall be competitive with the business of Bank or Acquiror in any county in which Bank or Acquiror conducts business, as an employee, agent, independent contractor, 1% or more owner of an entity, director or other business representative; in addition, each Target Director agrees that for three (3) year period described herein, such Target director will not solicit any customer with whom Target, Target Bank, Acquiror or Bank has done business during the five (5) year period preceding the date of this Agreement. Notwithstanding the foregoing, the business, activities and practices of Walker Inc. (dba as Walker and Paul) and Channel Islands Home Loans as conducted as of the date hereof will not constitute a violation of the preceding sentence.

                  1.5 COOPERATION. Each Director agrees to cooperate fully with Acquiror in connection with the Merger.

         2.  REPRESENTATIONS AND WARRANTIES OF TARGET DIRECTORS.

         Each of the Directors represents and warrants to and agrees with Acquiror as follows:

                  2.1 CAPACITY. Each such Director has all the requisite capacity and authority to enter into and perform such Director's obligations under this Agreement.

                  2.2 BINDING AGREEMENT. This Agreement constitutes the valid and binding obligation of each such Director.

                  2.3 NON-CONTRAVENTION. The execution and delivery of this Agreement by each such Director does not, and the performance by such Director of such Director's obligations hereunder and the consummation by such Director of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which such Director is a party or by which such Director is bound, or any statute, rule or regulation to which such Director or any of such Director's property is subject.

                  2.4 OWNERSHIP OF SHARES. SCHEDULE 1 hereto correctly sets forth the number of shares of Target Stock owned by the Director, or with respect to which he has voting power or beneficial ownership, as of the date indicated on such schedule. The Director has good title to all of the shares of Target Stock indicated as owned by him in the capacity set forth on SCHEDULE 1 as of the date indicated on such SCHEDULE 1 and such shares of Target Stock are so owned free and clear of any liens, security interests, charges or other encumbrances, except as set forth in such SCHEDULE 1.

         3.  TERMINATION.

                  3.1 TERMINATION DATE. This Agreement shall terminate and be of no further force and effect upon the termination of the Reorganization Agreement in accordance with the terms thereof. Consummation of the Merger and of the other matters contemplated by the Reorganization Agreement shall not terminate this Agreement.

                  3.2 EFFECT OF TERMINATION. Upon the termination of this Agreement in accordance with Section 3.1 hereof, the respective obligations of the parties hereto shall immediately become void and have no further force or effect except that the termination of this Agreement shall not excuse or forgive any breach hereof.

         4. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that monetary damages will not compensate adequately the parties hereto for nonperformance. Accordingly, each party agrees that such party's obligations shall be enforceable by court order requiring specific performance.

         5.  MISCELLANEOUS.

                  5.1 EXPENSES. Each party hereto shall pay its own costs and expenses, including, without limitation, those of its attorneys and accountants, in connection with this Agreement and transactions covered and contemplated hereby.

                  5.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and be made by (a) hand delivery; (b) overnight mail; (c) United States mail, first class, certified or postage prepaid; or (d) facsimile transmission, and shall be deemed to have been duly given (i) on the date of service if delivered by hand or facsimile transmission (provided that telecopied notices are also mailed by United States mail, first class, certified or registered, postage prepaid); (ii) on the next day if delivered by overnight mail; or first-class, certified or registered, postage prepaid, and properly addressed as follows:

                          (a) If to Acquiror:

                           Carrol R. Pruett
                           Chairman of the Board
                           1026 Grand Avenue
                           Arroyo Grande, CA 93402
                           Fax NO. (805) 473-7752

                           (b) If to Director:

                            to the Director and at the address
                            noted on the final page hereof.

The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this
SECTION 5.2.

                  5.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that, except as otherwise contemplated herein, this Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by the Director without the prior written consent of Acquiror and any purported assignment in violation of this Section 5.3 shall be null and void.

                  5.4 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person other than the parties hereto. As used in this Agreement, the term "party" or "parties" shall refer only to Acquiror and the Director or any of them.

                  5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

                  5.6 GOVERNING LAW. This Agreement is made and entered in the State of California and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

                  5.7 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

                  5.8 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

                  5.9 ATTORNEY'S FEES. In the event the Director or Acquiror brings an action or suit against the other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such action or suit, including, without limitation, legal fees and court costs (whether or not taxable as such). In an action or suit brought by the Director or Acquiror to enforce any provision hereof, or for damages for the breach hereof, such action or suit shall be commenced and maintained exclusively in California state courts.

                  5.10 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have not been induced by any representation, statements, warranties or agreements other than those expressed herein. This Agreement, in addition to the applicable provisions of the Reorganization Agreement, embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

                  5.11 SEVERABILITY. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law. However, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, it shall be construed, interpreted and limited to effectuate its purpose to the maximum legally permissible extent. If it cannot be so construed and interpreted so as to be valid under such law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement, and this Agreement shall be construed to the maximum extent possible to carry out its terms without such invalid or unenforceable provision or portion thereof.

                  5.12 SEVERAL OBLIGATIONS. All duties and obligations of each party to this Agreement shall be several and not joint.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.



                                       ---------------------------------------
                                       Edward P. Paul, Director


                                       MID-STATE BANCSHARES

                                       By:
                                           -----------------------------------


"Director"
and address

EDWARD P. PAUL
-------------------------------


-------------------------------

                                   SCHEDULE 1

NAME                                DATE                      NUMBER OF SHARES

                              DIRECTORS' AGREEMENT

                               GERALD J. LUKIEWSKI

         This Directors' Agreement ("Agreement") is made and entered into this 9th day of April, 2001, by and between Mid-State Bancshares, a California corporation and a registered bank holding company ("Acquiror") and Gerald J. Lukiewski (such person is referred to as the "Director") with reference to the following facts:

         A. Acquiror, its wholly-owned subsidiary, Mid-State Bank, a California state-chartered banking corporation ("Bank"), Americorp, a California corporation and a registered bank holding company ("Target") and American Commercial Bank, a state-chartered banking corporation ("Target Bank") have entered into that certain Agreement to Merge and Plan of Reorganization dated as of this date ("Reorganization Agreement"), pursuant to which Target will merge with and into Acquiror and Target Bank will merge into Bank (collectively "Merger") and Acquiror will issue shares of its common stock to the shareholders of Target in exchange for their shares of Target.

         B. In order to facilitate Acquiror, Bank, Target and Target Bank entering into the Reorganization Agreement, the Directors (comprising the entire Board of Directors of Target) desire to enter into a Directors' Agreement. The execution of this Agreement shall be a condition precedent to the execution of the Reorganization Agreement.

         NOW, THEREFORE, in consideration of the promises and of the respective representations, warranties and covenants, agreements and conditions contained herein and in the Reorganization Agreement, the parties hereto agree as follows:

         1.  AGREEMENTS OF DIRECTORS.

                  1.1 AGREEMENT TO VOTE. At any meeting of shareholders of Target or in connection with any solicitation of the written consent of shareholders of Target to approve the Merger, the Reorganization Agreement and the transactions contemplated thereby, the Director shall vote or cause to be voted all shares of Common Stock of Target ("Target Stock") owned by such Director and any other shares of Target Stock hereafter acquired by such Director in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Reorganization Agreement which requires the approval of the shareholders of Target, including but not limited to the "Merger", as that term is defined in the Reorganization Agreement.

                  1.2 AGREEMENT TO RECOMMEND. Subject to their fiduciary obligations, the Director shall recommend to the shareholders of Target to vote in favor of, and to approve, the principal terms of the Merger and any other matter contemplated by the Reorganization Agreement.

                   1.3 RESTRICTIONS ON DISPOSITIONS. The Director agrees that, except (i) with the prior written consent of Acquiror; or (ii) pursuant to the Merger, such Director will not pledge nor otherwise encumber, sell, assign or otherwise dispose of any shares of Target Stock currently owned, or acquired after the date of this Agreement, by such Director.

                  1.4 COOPERATION. The Director agrees to cooperate fully with Acquiror in connection with the Merger.

         2.  REPRESENTATIONS AND WARRANTIES OF TARGET DIRECTORS.

         The Director represents and warrants to and agrees with Acquiror as follows:

                  2.1 CAPACITY. The Director has all the requisite capacity and authority to enter into and perform his obligations under this Agreement.

                  2.2 BINDING AGREEMENT. This Agreement constitutes the valid and binding obligation of the Director.

                  2.3 NON-CONTRAVENTION. The execution and delivery of this Agreement by the Director does not, and the performance by the Director of his obligations hereunder and the consummation by the Director of the transactions contemplated hereby will not, violate or conflict with or constitute a default under any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which the Director is a party or by which such he is bound, or any statute, rule or regulation to which the Director or any of the Director's property is subject.

                  2.4 OWNERSHIP OF SHARES. SCHEDULE 1 hereto correctly sets forth the number of shares of Target Stock owned by the Director, or with respect to which he has voting power or beneficial ownership, as of the date indicated on such schedule. The Director has good title to all of the shares of Target Stock indicated as owned by him in the capacity set forth on SCHEDULE 1 as of the date indicated on such SCHEDULE 1 and such shares of Target Stock are so owned free and clear of any liens, security interests, charges or other encumbrances, except as set forth in such SCHEDULE 1.

         3.  TERMINATION.

                  3.1 TERMINATION DATE. This Agreement shall terminate and be of no further force and effect upon the termination of the Reorganization Agreement in accordance with the terms thereof. Consummation of the Merger and of the other matters contemplated by the Reorganization Agreement shall not terminate this Agreement.

                  3.2 EFFECT OF TERMINATION. Upon the termination of this Agreement in accordance with Section 3.1 hereof, the respective obligations of the parties hereto shall immediately become void and have no further force or effect except that the termination of this Agreement shall not excuse or forgive any breach hereof.

         4. SPECIFIC PERFORMANCE. The parties hereto recognize and agree that monetary damages will not compensate adequately the parties hereto for nonperformance. Accordingly, each party agrees that such party's obligations shall be enforceable by court order requiring specific performance.

         5.  MISCELLANEOUS.

                  5.1 EXPENSES. Each party hereto shall pay its own costs and expenses, including, without limitation, those of its attorneys and accountants, in connection with this Agreement and transactions covered and contemplated hereby.

                  5.2 NOTICES. All notices, demands or other communications hereunder shall be in writing and be made by (a) hand delivery; (b) overnight mail; (c) United States mail, first class, certified or postage prepaid; or (d) facsimile transmission, and shall be deemed to have been duly given (i) on the date of service if delivered by hand or facsimile transmission (provided that telecopied notices are also mailed by United States mail, first class, certified or registered, postage prepaid); (ii) on the next day if delivered by overnight mail; or first-class, certified or registered, postage prepaid, and properly addressed as follows:

                           (a) If to Acquiror:

                           Carrol R. Pruett
                           Chairman of the Board
                           1026 Grand Avenue
                           Arroyo Grande, CA 93402
                           Fax NO. (805) 473-7752

                           (b) If to Director:

                            to the Director and at the address
                            noted on the final page hereof.

The persons or addresses to which mailings or deliveries shall be made may change from time to time by notice given pursuant to the provisions of this
SECTION 5.2.

                  5.3 SUCCESSORS AND ASSIGNS. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns; provided, however, that, except as otherwise contemplated herein, this

Agreement and all rights, privileges, duties and obligations of the parties hereto may not be assigned or delegated by the Director without the prior written consent of Acquiror and any purported assignment in violation of this
Section 5.3 shall be null and void.

                  5.4 THIRD PARTY BENEFICIARIES. Each party hereto intends that this Agreement shall not benefit, or create any right or cause of action in or on behalf of, any person other than the parties hereto. As used in this Agreement, the term "party" or "parties" shall refer only to Acquiror and the Director or any of them.

                  5.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

                  5.6 GOVERNING LAW. This Agreement is made and entered in the State of California and the laws of the State of California shall govern the validity and interpretation hereof and the performance of the parties hereto of their respective duties and obligations hereunder.

                  5.7 CAPTIONS. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

                  5.8 WAIVER AND MODIFICATION. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be construed as a further or continuing waiver of any such term, provision or condition of this Agreement. This Agreement may be modified or amended only by an instrument of equal formality signed by the parties or their duly authorized agents.

                  5.9 ATTORNEY'S FEES. In the event the Director or Acquiror brings an action or suit against the other party by reason of any breach of any covenant, agreement, representation, warranty or other provision hereof or any breach of any duty or obligation created hereunder by such other party, the prevailing party, as determined by the court or other body having jurisdiction, shall be entitled to have and recover of and from the losing party, as determined by the court or other body having jurisdiction, all reasonable costs and expenses incurred or sustained by such prevailing party in connection with such action or suit, including, without limitation, legal fees and court costs (whether or not taxable as such). In an action or suit brought by the Director or Acquiror to enforce any provision hereof, or for damages for the breach hereof, such action or suit shall be commenced and maintained exclusively in California state courts.

                  5.10 ENTIRE AGREEMENT. The making, execution and delivery of this Agreement by the parties hereto have not been induced by any representation, statements, warranties or agreements other than those expressed herein. This Agreement, in addition to the applicable provisions of the Reorganization Agreement, embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter hereof, unless expressly referred to by reference herein.

         5.11 SEVERABILITY. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law. However, if any provision of any of the foregoing shall be invalid or prohibited under said applicable law, it shall be construed, interpreted and limited to effectuate its purpose to the maximum legally permissible extent. If it cannot be so construed and interpreted so as to be valid under such law, such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement, and this Agreement shall be construed to the maximum extent possible to carry out its terms without such invalid or unenforceable provision or portion thereof.

                  5.12 SEVERAL OBLIGATIONS. All duties and obligations of each party to this Agreement shall be several and not joint.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

                                       ---------------------------------
                                       Gerald J. Lukiewski, Director


                                       MID-STATE BANCSHARES

                                       By:  ____________________________



"Director"
and address

Gerald J. Lukiewski
_____________________________
_____________________________
_____________________________

                                   SCHEDULE 1

NAME                         DATE                  NUMBER OF SHARES

